U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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 VIOQUEST PHARMACEUTICALS, INC.

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VIOQUEST PHARMACEUTICALS, INC.
180 Mt. Airy Road, Suite 102
Basking Ridge, New Jersey 07920

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of VioQuest Pharmaceuticals, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held at 10:00 a.m. on May 24, 2007, at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey, 07059, or at any adjournment or postponement thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect five directors;

2.	To approve a sale of all the stock of the Company’s wholly-owned subsidiary, Chiral Quest, Inc.;

3.	To authorize an amendment to the Company’s Certificate of Incorporation in order to effect a reverse stock split of no more than 1-for-10;

4.	To ratify and approve an amendment to the Company’s 2003 Stock Option Plan, as amended;

5.	To ratify the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for fiscal year 2007; and

6.	To transact any other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors of the Company has approved the foregoing proposals and recommends that the shareholders of the Company vote in their favor.

Only shareholders of record as of the close of business on April 16, 2007, or their legal representatives, are entitled to notice and to vote at the Annual Meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the Annual Meeting.

All shareholders are invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please date, sign, and return the enclosed proxy card or vote your shares over the telephone or the Internet as instructed on the proxy card, as promptly as possible. If you attend the Annual Meeting, you may withdraw the proxy and vote in person.

By Order of the Board of Directors,

VIOQUEST PHARMACEUTICALS, INC.

/s/ Daniel E. Greenleaf

Daniel E. Greenleaf
President and Chief Executive Officer

April 25, 2007

PROXY STATEMENT
OF
VIOQUEST PHARMACEUTICALS, INC.
180 Mt. Airy Road, Suite 102
Basking Ridge, New Jersey 07920

Annual Meeting of Shareholders
To Be Held May 24, 2007

This Proxy Statement is furnished to the shareholders of VioQuest Pharmaceuticals, Inc. (referred to as “we,” “us,” “our” or the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of the Company’s shareholders or any adjournment thereof (the “Annual Meeting”), to be held at 10:00 a.m. on May 24, 2007, at the Somerset Hills Hotel, 200 Liberty Corner, Warren, New Jersey 07059. This Proxy Statement and the accompanying proxy were first mailed on approximately April 25, 2007, to the Company’s shareholders of record as of the close of business on April 16, 2007. The Company intends to mail this Proxy Statement and the accompanying Notice of the Annual Meeting on or about April 25, 2007 to all shareholders entitled to vote at the Annual Meeting.

A form of proxy is enclosed for your use. Please date, sign and return the enclosed proxy card or vote your shares over the telephone or the Internet as instructed on the proxy card at your earliest convenience. Prompt return of your proxy will be appreciated. The solicitation of proxies from the shareholders is being made by the Board of Directors and management of the Company who will not be specially compensated for such solicitation.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement, as well as the enclosed proxy card and copy of our Annual Report on Form 10-KSB for the year ended December 31, 2006, because our Board is soliciting your proxy to vote at the Annual Meeting.  You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.  The Annual Meeting will be held on May 24, 2007, at 10:00 a.m. at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey 07059. However, you do not need to attend the Annual Meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card or vote your shares over the telephone or the Internet as instructed on the proxy card.

Who is entitled to vote?

Only shareholders of record at the close of business on April 16, 2007 may vote at the Annual Meeting. As of April 16, 2007, there were 54,621,119 shares of our common stock outstanding.

Shareholder of Record: Shares Registered in Your Name

If on April 16, 2007, your shares were registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If on April 16, 2007, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from you broker or other agent.

What am I voting on?

There are five matters scheduled for a vote:

•	election of five directors to hold office until the 2008 Annual Meeting of Shareholders;

•	the sale of Chiral Quest, our wholly-owned subsidiary;

•	authorization of an amendment to our Certificate of Incorporation to allow us to complete a reverse stock split at a ratio of no more than 1-for-10;

•	ratification and approval of an amendment to our 2003 Stock Option Plan; and

•	ratification and approval of the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for fiscal 2007.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify.  For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.  The procedures for voting are as follows:

   Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual Meeting, or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting, where a ballot will be made available to you.

•
To vote using the proxy card, simply complete, sign, and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote by telephone or over the Internet, simply follow the instructions on the enclosed proxy card.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if your broker or bank makes telephone or Internet voting available. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How do I sign the proxy?

Sign your name exactly as it appears on the form of proxy. If you are signing in a representative capacity (for example, as a guardian, trustee, executor, administrator, attorney-in-fact or the officer or agent of a company), include your name and title or capacity. If the shares are held in custody (for example, under the Uniform Transfer to Minors Act), the custodian should sign, not the minor or other beneficiary. If the shares are held in joint ownership, both owners must sign.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 16, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections your shares will be voted “For” the election of all nominees for director, “For” the sale of Chiral Quest, “For” the authorization of an amendment to our Certificate of Incorporation to allow the reverse stock split, “For” the ratification and approval of the amendment to the 2003 Stock Option Plan, and “For” the ratification and approval of the appointment of J.H. Cohn LLP as our independent registered public accounting firm.  If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

 Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Who is soliciting your vote?

The Board of Directors is soliciting your vote through this Proxy Statement.

How does the Board recommend you vote on the proposals?

The Board recommends you vote your shares FOR the director nominees, the sale of Chiral Quest, the authorization of an amendment to the Certificate of Incorporation to allow the reverse stock split, for the amendment to the 2003 Stock Option Plan, and for the appointment of J.H. Cohn, LLP, as our independent registered public accounting firm.

What does it mean if you receive more than one proxy or voting instruction form?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return all proxy forms you receive to ensure all your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date;

•	You may send a written notice that you are revoking your proxy to our Secretary at 180 Mt. Airy Road, Suite 102, Basking Ridge, New Jersey 07920; or

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are shareholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by the close of business on December 26, 2007 to our Secretary at 180 Mt. Airy Road, Suite 102 Basking Ridge, New Jersey 07920. If you wish to bring a matter before the shareholders at next year’s Annual Meeting and you do not notify us by March 11, 2008, our management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions, and broker non-votes. Abstentions will be counted against the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

What is a broker non-vote?

A broker non-vote occurs when a broker submits a proxy form that does not indicate a vote for some of the proposals because the broker did not receive instructions from the beneficial owner on how to vote on those proposals and does not have discretionary authority to vote in the absence of instructions.

What is the purpose of the selling Chiral Quest?

The sale of Chiral Quest is being proposed to allow our management to focus our capital and other resources on our core business, which is the acquisition, development, and commercialization of pharmaceutical compounds to treat cancer and other diseases and conditions. A copy of the Purchase Agreement relating to the proposed transaction is included in this Proxy Statement as Appendix A.

Will the sale of Chiral Quest proceed if the proposal is defeated?

Unlikely. A vote against the proposed sale will likely prohibit the transaction. However, as we have previously announced, we are seeking strategic alternatives relating to Chiral Quest, including the sale or other disposition of that business, and we will continue pursuing these alternatives if this proposal is defeated.

What is the purpose of the reverse stock split?

The reverse stock split is being proposed to provide us with the necessary flexibility to seek additional capital by selling shares of our stock, or other securities that are convertible into shares of our stock. Also, the reverse split may increase our ability to obtain a listing on a national securities exchange.

How will the reverse stock split affect my shares?

We are seeking authorization to effect a reverse split of our common stock at a ratio not to exceed 1-for-10. Assuming a 1-for-10 reverse split, this means that every 10 shares of our common stock outstanding prior to the reverse stock split would represent only 1 share of common stock after the reverse stock split. The reverse stock split will not change the number of authorized shares or common stock or the par value of our common stock. Except for any changes resulting from the treatment of fractional shares, each shareholder will hold the same percentage of common stock outstanding immediately after the reverse stock split as such shareholder did immediately prior to the reverse stock split. Additionally, the last sale price of our common stock on the OTC Bulletin Board prior to the effective time of the reverse stock split would be adjusted so that, after such effective time, the price of our common stock would be multiplied by the ratio. For example, if the last reported sale price of our common stock was $0.50 prior to the effective time of the reverse split, and we effected a 1-for-10 split, then immediately after such effective time, such sale price would be adjusted to $5.00. However, there is no assurance that the price of our common stock would remain at $5.00 once trading commences following the effective time of the reverse split.

Will the reverse stock split proceed if the proposal is defeated?

No. A vote against the reverse stock split will prohibit us from amending our Certificate of Incorporation.

Do you have statutory rights of appraisal if you oppose the reverse stock split?

No.

What constitutes a quorum?

A quorum of shareholders is necessary to hold a valid meeting of our shareholders. A majority of the outstanding shares, present in person or represented by proxy, constitutes a quorum for the Annual Meeting. On the record date, there were 54,621,119 of common stock outstanding and entitled to vote.

Your vote will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or a majority of the votes present may adjourn the Annual Meeting to another date.

How many votes are needed to elect the directors?

For the election of directors to hold office until the 2008 Annual Meeting of Shareholders, the five nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withhold” will affect the outcome.

How many votes are needed to approve each proposal?

Proposals 2 and 3, the sale of Chiral Quest and the reverse stock split, require the affirmative vote of at least a majority of the issued and outstanding shares of the Company. Abstentions and broker non-votes are the same as a vote against the sale of Chiral Quest.

Proposals 4 and 5, the amendment of our 2003 Stock Option Plan, and the ratification and approval of the Company’s independent registered public accounting form, each must receive a “For” vote from the majority of shares present either in person or by proxy and entitled to vote at the time of the vote. If you “Abstain” from voting on these proposals, it will have the same effect as an “Against” vote. Broker non-votes will not be counted for the purpose of determining the number of shares present in person or by proxy for these Proposals and will have no effect on the outcome of the vote.

How can I attend the Annual Meeting?

If you are a shareholder of record on April 16, 2007, you can attend the Annual Meeting by presenting acceptable identification at the Annual Meeting. If you are a street name shareholder you may attend the Annual Meeting by presenting acceptable identification along with evidence of your beneficial ownership of the Company’s common stock. As a street name shareholder, however, you will not be able to vote your shares unless the organizations through which you hold your shares provide proxies giving you authority to vote the shares held for you. This may require more than one proxy, as the record owner of your shares is usually not the organization providing you the account in which your shares are held.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  Final voting results will be published in our quarterly report on Form 10-QSB for the second quarter of 2007, which we expect to file with the SEC on or before August 14, 2007.

SUMMARY OF PROPOSED SALE OF CHIRAL QUEST

This summary highlights selected information from this proxy statement. It does not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement, including the appendices to this proxy statement, to understand fully the proposed sale of Chiral Quest and the proposed reverse stock split. A copy of the Purchase Agreement, dated April 10, 2007, between VioQuest and Chiral Quest Acquisition Corp. is attached as Appendix A to this proxy statement.

The Proposal to Sell Chiral Quest

We are asking our shareholders at the Annual Meeting to approve a proposal to sell the stock of Chiral Quest, Inc., our wholly-owned subsidiary, to Chiral Quest Acquisition Corp., which we refer to as the Purchaser in this proxy statement. On April 10, 2007, we and the Purchaser entered into an stock purchase and sale agreement, which we refer to as the Purchase Agreement in this proxy statement, pursuant to which the Purchaser will acquire all of the shares of Chiral Quest in exchange for $1,700,000, plus the assumption by Purchaser of liabilities up to $1,300,000.

The Purchaser is principally owned by Dr. Xumu Zhang, a director of the Company. Dr. Zhang beneficially owns 3,268,314 shares of our common stock.

Approval of the sale of Chiral Quest’s stock requires the affirmative vote of at least a majority of all issued and outstanding shares of our common stock.

Summary of Terms of the Proposed Sale of Chiral Quest

On April 10, 2007, we entered into the Purchase Agreement with Purchaser to which we agreed to transfer all of the shares of Chiral Quest, Inc., our wholly-owned subsidiary, for cash consideration of $1,700,000. Assuming all conditions to the stock sale are met or waived by the parties, it is anticipated that the sale of Chiral Quest will be completed not earlier than May 24, 2007, nor later than 3 business days following approval of the transaction by our shareholders. In addition, the Purchaser is assuming certain liabilities of Chiral Quest up to an amount not to exceed $1,300,000.

The sale is also subject to the satisfaction or waiver of several conditions, including the approval of our shareholders. The conditions to the transaction are more fully described in this Proxy Statement under the heading “Proposal to Sell Chiral Quest - Terms of the Sale - Closing Conditions.”

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 16, 2007 by: (i) each director and nominee for director; (ii) each of our current executive officers; (iii) all of our directors and executive officers as a group; and (iv) all those known by us to be beneficial owners of at least five percent of our common stock. Beneficial ownership is determined under rules promulgated by the SEC. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right. Inclusion of shares in the table does not, however, constitute an admission that the named shareholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity. Unless otherwise indicated, the address of each of the following persons is 180 Mount Airy Road, Suite 102, Basking Ridge, New Jersey 07920.

Name and Address	Number of Shares Beneficially Owned (1)		Percentage of Class
Daniel Greenleaf	1,834,940	(2)	3.3
Michael Cannarsa	133,334	(3)	*
Yaping Hong, Ph.D.	175,001	(4)	*
Brian Lenz	151,668	(5)	*
Vincent M. Aita, Ph.D.	242,374	(6)	*
Stephen C. Rocamboli	881,235	(7)	1.6
Stephen A. Roth, Ph.D.	102,900	(8)	*
Michael Weiser, M.D., Ph.D.	1,904,968	(9)	3.5
Xumu Zhang, Ph.D.	3,268,314	(10)	5.9
Edward C. Bradley, M.D.	10,000	(11)	*
Johnson Y.N. Lau, M.D., Ph.D.	206,666	(12)	*
All Executive Officers and Directors as a group (11 persons)	8,846,400		15.3
Lester Lipschutz 1650 Arch Street - 22nd Floor
Philadelphia, PA 19103	10,541,367	(13)	18.7
Lindsay A. Rosenwald 787 7th Avenue, 48th Floor
New York, NY 10019	3,470,999	(14)	6.2

* Less than 1%.

(1)	Assumes in each case that the shareholder exercised all options available to the person that have vested or will vest within 60 days of April 16, 2007.

(2)
Includes shares issuable upon exercise (at a price of $0.88 per share) of an option, 594,264 shares of which were vested as of February 1, 2007 and shares issuable upon exercise (at a price of $0.89 per share) of an option, 963,386 shares of which were vested on February 1, 2007; and shares issuable upon exercise (at a price of $0.56 per share) of an option, 197,290 shares of which were vested as of February 1, 2007.

(3)
Includes shares issuable upon exercise (at a price of $0.86 per share) of an option, 116,667 shares of which were vested as of January 1, 2007; and shares issuable upon exercise (at a price of $0.85 per share) of an option, 16,667 shares of which vested on March 31, 2007.

(4)
Represents: (i) shares issuable upon exercise (at a price of $1.50 per share) of an option to purchase 50,000 shares, all of which will vest as of April 21, 2007; (ii) shares issuable upon exercise (at a price of $1.40 per share) of an option to purchase 50,000 shares, all of which will be vested as of April 19, 2007; and (iii) shares issuable upon exercise (at a price of $1.08 per share) of an option, 16,667 shares of which vested on January 24, 2007; shares issuable upon exercise (at a price of $1.03 per share) of an option, 33,334 shares of which vested on November 29, 2006; and (iv) shares issuable upon exercise (at a price of $0.85 per share) of an option, 25,000 shares of which vested on March 31, 2007.

(5)
Represents: (i) shares issuable upon exercise (at a price of $1.67 per share) of an option, 15,000 shares of which were vested as of October 6, 2006; (ii) shares issuable upon exercise (at a price of $1.40 per share) of an option, 25,000 of which will be vested as of April 19, 2007; (iii) shares issuable upon exercise (at a price of $1.08 per share) of an option, 20,000 shares of which vested on each of January 24, 2006 and January 24, 2007; (iv) shares issuable upon exercise (at a price of $1.03 per share) of an option 33,334 shares of which vested on November 29, 2006; and (v) shares issuable upon exercise (at a price of $0.85 per share) of an option, 33,334 shares of which vested on March 31, 2007.

(6)	Includes 12,900 shares issuable upon exercise (at a price of $1.96 per share) of an option, 4,300 shares of which vested on each of October 28, 2004, October 28, 2005, and October 28, 2006.

(7)
Includes 719,335 shares owned by, and 149,000 shares issuable upon the exercise of two warrants held by, Stephen C. Rocamboli as Trustee for The Stephen C. Rocamboli April 2005 Trust u/a/d April 7, 2005; and 12,900 shares issuable upon exercise (at a price of $1.96 per share) of an option, 4,300 shares of which vested on each of October 28, 2004, October 28, 2005, and October 28, 2006.

(8)
Represents: (i) 50,000 shares issuable upon exercise (at a price of $1.70 per share) of an option, 16,667 shares of which vested on each of February 14, 2004 and February 14, 2005 and 16,666 of which vested on February 14, 2006; (ii) 8,600 shares issuable upon exercise (at a price of $1.96 per share) of an option, 4,300 shares of which vested on each of October 28, 2004, October 28, 2005, and October 28, 2006; and (iii) shares issuable upon exercise (at a price of $0.75 per share) of an option, 40,000 shares of which vested on January 12, 2007.

(9)
Includes i) 280,000 shares issuable upon the exercise of a warrant; and ii) 12,900 shares issuable upon exercise (at a price of $1.96 per share) of an option, 4,300 shares of which vested on each of October 28, 2004. October 28, 2005, and October 28, 2006.

(10)
Includes 487,539 shares issuable upon exercise (at a price of $1.49 per share) of an option 162,513 shares of which vested on each of May 15, 2004, May 15, 2005 and May 15, 2006, and another 162,513 shares that will vest on May 15, 2007.

(11)	Represents 10,000 shares purchased on February 7, 2007.

(12)
Represents: (i) 75,000 shares issuable upon exercise (at a price of $0.85 per share) of an option granted on March 31, 2006; (ii) 56,666 shares issuable upon exercise (at a price of $0.75 per share) of an option which vested on January 12, 2007; and (iii) 75,000 shares issuable upon exercise (at a price of $0.85 per share) of an option which vested on March 31, 2007.

(13)
Based on Schedule 13D filed with the SEC on October 27, 2005. Represents shares owned equally by several trusts established for the benefit of Dr. Lindsay A. Rosenwald or members of his immediate family, for which Mr. Lipschutz is the trustee/investment manager, and over which he has voting control and investment power. Includes 1,633,000 shares issuable upon the exercise of warrants.

(14)
Based on a Schedule 13G/A filed February 13, 2007. Includes (i) 1,034,169 shares issuable upon the exercise of warrants and (ii) 392,830 shares held by Paramount BioCapital Investments, LLC of which Dr. Rosenwald is the managing member.

PROPOSAL 1 - ELECTION OF DIRECTORS

The number of directors comprising our Board of Directors is currently set at up to nine members and our Board is presently composed of seven members. Vacancies on our Board of Directors may be filled by persons elected by a majority of our remaining directors. A director elected by our Board of Directors to fill a vacancy (including any vacancy created by an increase in the number of directors) shall serve until the next annual meeting of shareholders at which the election of directors is considered and until such director’s successor is elected and qualified.

Our Board of Directors has determined to nominate only five individuals for election at the Annual Meeting and will reduce the size of our Board accordingly. Each nominee is currently a director of the Company who was recommended for election as a director by our Board’s Corporate Governance and Nominating Committee. If elected at the Annual Meeting, each of the nominees below would serve until our 2008 Annual Meeting of Shareholders, and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. It is our policy to invite directors to attend the Annual Meeting.

The name and age of each of the five nominees, his position with the Company, his principal occupation, and the period during which such person has served as a director of the Company are set forth below.

Biographical Summaries of Nominees for the Board of Directors

Name	Age	Position	Director Since
Daniel Greenleaf	42	President, Chief Executive Officer and Director	2005
Vincent Aita, Ph.D.	33	Director	2003
Johnson Y.N. Lau	46	Director	2005
Stephen C. Rocamboli	35	Director	2003
Michael Weiser, M.D.	44	Director	2003

Daniel Greenleaf has been our President and Chief Executive Officer and a member of the Board of Directors since February 2005. He joined VioQuest from Celltech Biopharmaceuticals, a European biotechnology company where he served as President of their U.S. operations since 2004. Prior to that, Mr. Greenleaf served as Senior Vice President of Operations for Nabi Biopharmaceuticals a biopharmaceutical development company, from 2002 to 2003. From 1992 to 2002, Mr. Greenleaf held a series of positions of increasing responsibility at Schering-Plough Corporation, an international pharmaceutical company, including its Vice President, Marketing and Sales from 2000 to 2002. He holds an MBA from the University of Miami and a BA in Economics from Denison University.

Vincent M. Aita, Ph.D. has served as a member of the board of directors since February 2003. Dr. Aita is a partner at Kilkenny Capital Management, LLC, where he has worked from February 2004 to present. Prior to that, he was a research analyst for Paramount BioCapital Asset Management, Inc. from November 2000 to January 2004. Prior to that, Dr. Aita completed a post-doctoral fellowship in the Department of Genetics and Development at Columbia University, and concurrently served as a scientific consultant for Research Assessment Associates, Inc. From August 1995 to December 1999, Dr. Aita attended Columbia University where he received a Ph.D. in Genetics from the Columbia Genome Center.

Johnson Y. N. Lau has been a member of our board of directors since November 2005. Since November 2005, Dr. Lau has been a managing partner of Roth Capital Partners, an investment bank, and he also currently serves as the Chairman of Kinex Pharmaceuticals, LLC, a position he has held since December 2003. Prior to that, Dr. Lau was an independent contractor from January 2003 until December 2003 and served in various capacities at Ribapharm Inc. from August 2000 until January 2003, including Chairman, President and Chief Executive Officer. Previously he was the Senior Vice President and Head of Research and Development at ICN Pharmaceuticals and Senior Director of Antiviral Therapy at Schering-Plough Research Institute. Since September 2004, Dr. Lau has been a director of Chelsea Therapeutics International, Ltd. (OTCBB: CHTP), a North Carolina based biotechnology company. He has published over 200 scientific papers and 40 reviews and editorials in leading academic journals and was elected as a Fellow, Royal College of Physicians in 2004. Dr. Lau holds an M.B.B.S. and M.D. from the University of Hong Kong and the degrees of M.R.C.P. and F.R.C.P. from the Royal College of Physicians.

Stephen C. Rocamboli has served as our Chairman since February 2003 and Secretary since November 2006. He was our Secretary from February 2003 to December 2003. Since September 2004, Mr. Rocamboli has been general counsel of Paramount BioCapital, Inc. and Paramount BioCapital Investments, LLC and served as deputy general counsel of those companies from September 1999 to August 2004. From November 2002 to December 2003, Mr. Rocamboli served as a director of Ottawa, Ontario based Adherex Technologies, Inc. Mr. Rocamboli also serves as a member of the board of directors of several privately held development stage biotechnology companies. Prior to joining Paramount, Mr. Rocamboli practiced law in the health care field. He received his J.D. from Fordham University School of Law.

Michael Weiser, M.D., Ph.D. has seved as a member of the board of directors since February 2003. Since December 2006, Dr. Weiser has been founder and co-chairman of Actin Capital, LLC and Actin Biomed, a New York based healthcare investment firm advancing the discovery and development of novel treatments for unmet medical needs. Prior to founding Actin, from July 1998 to December 2006, Dr. Weiser was the Director of Research at Paramount BioCapital where he was responsible for the scientific, medical and financial evaluation of biomedical technologies and pharmaceutical products under consideration for development. Dr. Weiser completed his Ph.D. in Molecular Neurobiology at Cornell University Medical College and received his M.D. from New York University School of Medicine. He performed his post-graduate medical training in the Department of Obstetrics and Gynecology at New York University Medical Center. Dr. Weiser also completed a Postdoctoral Fellowship in the Department of Physiology and Neuroscience at New York University School of Medicine and received his B.A. in Psychology from University of Vermont. Dr. Weiser is a member of The National Medical Honor Society, Alpha Omega Alpha. Dr. Weiser currently serves on the board of directors of Manhattan Pharmaceuticals, Inc. (MHA), Hana Biosciences, Inc. (HNAB), Chelsea Therapeutics International Ltd. (CHTP), Emisphere Technologies Inc. (EMIS), ZIOPHARM Oncology (ZIOP), and Paramount Acquisition Corp., as well as several privately held companies.

Vote Required

All shares represented by proxies will be voted “FOR” the election of the foregoing nominees unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. In order to be elected as a director, each nominee must receive the affirmative vote of a plurality of the votes present in person or represented by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE NOMINEES LISTED ABOVE.

INFORMATION CONCERNING THE BOARD OF DIRECTORS
AND ITS COMMITTEES

Board Committees and Meetings

The Board held five meetings (either in person or by conference call) in 2006 and took action by written consent seven times. All directors attended at least 75 percent of the aggregate meetings of the Board and of the committees on which they served.

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. The following table provides membership for each of the Board committees:

Name of Committee	Membership
Audit	Vincent Aita, Johnson Lau (Chair) and Stephen Rocamboli
Compensation	Vincent Aita, Stephen Roth and Michael Weiser (Chair)
Governance	Johnson Lau, Stephen Rocamboli and Stephen Roth (Chair)

Audit Committee

The Audit Committee oversees the Company’s accounting and financial reporting process. For these purposes, the Audit Committee performs several functions. For example, the Committee evaluates and assesses the qualifications of the independent registered public accounting firm; determines the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any non-audit services; reviews the financial statements to be included in the Company’s Annual Report on Form 10-KSB; and discusses with management and the independent registered public accounting firm the results of the annual audit and the results of the Company’s quarterly financial statements. The Board of Directors adopted a written Audit Committee Charter, a copy of which can be found on our company website at www.vioquestpharm.com. The Audit Committee met four times in 2006.

Our Board of Directors has reviewed the definition of independence for Audit Committee members and has determined that each of member of our Audit Committee is independent, as independence for audit committee members is currently defined by Section 121 of the Listing Standards of the American Stock Exchange (although not currently listed on the American Stock Exchange, or AMEX, we have elected to follow its guidelines for independence requirements pursuant to an SEC directive that the standard for audit committee independence be based upon the listing guidelines of a national securities exchange or national securities market). The Board has further determined that Dr. Lau qualifies as an “audit committee financial expert,” as defined by applicable rules of the Securities and Exchange Commission. The Board’s determination was based on an assessment of a number of items with regard to Dr. Lau’s background and experience, including his prior service as the chief executive officer of a public reporting company.

Compensation Committee

The Compensation Committee of the Board of Directors oversees our compensation policies, plans and programs. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and recommends to the Board the compensation and other terms of employment of our Chief Executive Officer and our other executive officers; administers our equity incentive and stock option plans; and makes recommendations to the Board concerning the issuance of awards pursuant to those plans. All current members of the Compensation Committee are independent (as independence is currently defined under Section 121 of the AMEX listing standards). The Compensation Committee met two times in 2006.

Governance and Nominating Committee

In February 2006, the Board established a Governance and Nominating Committee. The Governance and Nominating Committee provides assistance to the Board in the areas of membership selection, committee selection and rotation practices, evaluation of the overall effectiveness of the Board, and review and consideration of developments in corporate governance practices. It considers and recommends to the Board persons to be nominated for election by the shareholders as directors. In addition to nominees recommended by directors, the Governance and Nominating Committee will consider nominees recommended by shareholders if submitted in writing to the Secretary of the Company at the address of Company’s principal offices. The Board believes that any candidate for director, whether recommended by shareholders or by the Board, should be considered on the basis of all factors relevant to the needs of the Company and the credentials of the candidate at the time the candidate is proposed. Such factors include relevant business and industry experience and demonstrated character and judgment. The Board of Directors adopted a written charter of the Governance and Nominating Committee, a copy of which can be obtained without charge by sending a written request to the Secretary of the Company at the address of Company’s principal offices. The Governance and Nominating Committee did not meet in 2006.

Communication with the Board of Directors

Although we have not adopted a formal process for shareholder communications with our Board of Directors, we believe shareholders should have the ability to communicate directly with the Board so that their views can be heard by the Board or individual directors, as applicable, and that appropriate and timely responses be provided to shareholders. All communications regarding general matters should be directed to the Secretary of the Company at the address below and should prominently indicate on the outside of the envelope that it is intended for the complete Board of Directors or for any particular director(s). If no designation is made, the communication will be forwarded to the entire board. Shareholder communications to the Board should be sent to:

Corporate Secretary
Attention: Board of Directors [or name(s) of particular directors]
VioQuest Pharmaceuticals, Inc.
180 Mount Airy Road, Suite 102
Basking Ridge, New Jersey 07920

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees of our company. In addition, we have adopted a Code of Ethics specifically applicable to our Chief Executive Officer and Senior Financial Officers. A copy of our Code of Business Conduct and Ethics can be obtained without charge by sending a written request to the Secretary of the Company at the address of Company’s principal offices. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the code to an executive officer or director, we will promptly disclose the nature of the amendment or waiver by filing with the SEC a current report on Form 8-K.

REPORT OF THE AUDIT COMMITTEE*

The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2006.

The purpose of the Audit Committee is to assist the Board in its general oversight of our financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee.  The Audit Committee is comprised solely of independent directors, as defined by the listing standards of American Stock Exchange.

The Audit Committee has reviewed and discussed the financial statements with management and J.H. Cohn LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. J.H. Cohn LLP is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

Our Audit Committee has also discussed with J.H. Cohn LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements.  Our Audit Committee has also received written disclosures and the letter from J.H. Cohn LLP required by Independence Standards Board Standard No. 1, which relates to the auditor’s independence from us and our related entities, and has discussed with J.H. Cohn LLP their independence from us.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

Submitted by:

Vincent M. Aita
Johnson Y.N. Lau (Chair)
Stephen C. Rocamboli

* This report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Biographical Summaries of our Executive Officers

Our executive officers and other significant employees are described below. There are no family relationships among our executive officers or directors.

Name	Age	Positions
Daniel Greenleaf	42	President, Chief Executive Officer and Director
Lawrence Akinsanmi, M.D., Ph.D.	42	Vice President of Clinical Operations and Regulatory Affairs
Edward C. Bradley, M.D.	57	Chief Scientific and Medical Officer
Michael Cannarsa	50	General Manager, Chiral Quest
Yaping Hong	51	Senior Vice President of Global Process Research and Development
Brian Lenz	34	Chief Financial Officer and Treasurer

Daniel Greenleaf has been our President and Chief Executive Officer and a member of the Board of Directors since February 2005. His complete biography is set forth above under “Proposal 1 - Election of Directors.”

Lawrence Akinsanmi, M.D., Ph.D., joined our company in October 2006. Prior to joining us, Dr. Akinsanmi served as global lead, early development and senior director of regulatory affairs at Daiichi Medical research, Inc., from January 2004 to September 2006. From January 2002 to December 2003, he served as Senior Director, Regulatory & Medical Affairs at Omnicare Clinical Research. From February 1997 to October 2001, Dr. Akinsamni was employed by Immunomedics, Inc., where he served as its Director of Regulatory and Medical Affairs. Dr. Akinsamni has also held various clinical research positions at academic and commercial research organizations. Dr. Akinsanmi’s prior experiences include preparing and supporting IND and NDA filings with the FDA and foreign regulatory authorities, and he has also been involved in several oncology drug development projects. Dr. Akinsanmi also has broad oncologic drug development knowledge, and has previously worked on several cancer products at various stages of development, including LymphoCide®, CeaCide®, Iressa®, Satraplatin®, Camptosar® and Oral Taxane®.

Edward C. Bradley, M.D., joined VioQuest in February 2007 and serves as the Company’s Chief Scientific and Medical Officer. Prior to joining the Company, Dr. Bradley was the Head of Global Medical Development for the Imaging franchise of Berlex Schering AG/Bayer Schering Pharma since March 2005. From January 2002 to March 2005, Dr. Bradley was the Chief Medical Officer of Berlex Schering AG/Bayer Schering Pharma’s Berlex Inc. division. From 1997 to January 2002, Dr. Bradley was Executive Vice President for Worldwide Medical Sciences & Development at DuPont Pharmaceuticals Company.

Michael Cannarsa, Ph.D., currently serves as General Manager of Chiral Quest and joined our Company in January 2005. Mr. Cannarsa joins us from Chemi Pharma, where he served as President and VP of Business Development since 2003. From 2001 to 2003, Dr. Cannarsa was employed by Synthetech, Inc. serving as Director of Business Development. Prior to Synthetech, Inc., Dr. Cannarsa served as Vice President, Fine Chemicals Business Development at Symyx Technologies, Inc. from 1999 to 2001. From 1997 to 1999; Dr. Cannarsa was employed by PPG-Sipsy Pharmaceutical Products as Commercial Development Manager. He holds a Ph.D. from Cornell University in Physical Organic Chemistry, and a BS in Chemistry from Georgetown University.

Yaping Hong, Ph.D., has been our Senior Vice President of Global Research and Development since April 2004 and served as our Director of Process Research and Development from May 2003 to April 2004. Prior to joining Chiral Quest, Dr. Hong was Director of Process Chemistry for Synthon Chiragenics from August 2001 to May 2003. From April 1993 to August 2001, Dr. Hong was employed by Sepracor Inc., eventually serving as Associate Research Fellow from January 2001 to August 2001. Dr. Hong holds a Ph.D. in Synthetic Organic Chemistry from the University of Waterloo. Dr. Hong conducted his postdoctoral work from September 1991 to March 1993 at the Massachusetts Institute of Technology, in Cambridge Massachusetts.

Brian Lenz has been our Chief Financial Officer since April 2004 and our Treasurer since December 2003. From October 2003 to April 2004, he served as our Controller and from December 2003 to November 2006, he served as Secretary. Prior to that he was Controller of Smiths Detection from July 2000 to September 2003. Previous to Smiths Detection, Mr. Lenz worked as a Senior Auditor for KPMG LLP from October 1998 to June 2000. Mr. Lenz is a licensed Certified Public Accountant, holds a Bachelors of Science in Business Administration from Rider University in New Jersey, and an M.B.A. from Saint Joseph’s University in Pennsylvania.

Executive Compensation

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to or earned by (i) each individual serving as our principal executive officer during our last completed fiscal year; and (ii) up to two other individuals that served as executive officers at the conclusion of the fiscal year ended December 31, 2006 and who received in excess of $100,000 in total compensation for such fiscal year. We refer to each of these persons as a named executive.

Name and Principal Position	Year	Salary	Bonus	Option Awards(2)		Non-Equity Incentive Plan Compensation		All Other Compensation		Total
Daniel Greenleaf President & CEO	2006	$360,000	$100,000(1)	$818,053	(3)	$100,000	(4)	$-		$1,378,053

Brian Lenz Chief Financial Officer	2006	$134,583	$-	$86,546	(5)	$24,412	(6)	$3,600	(7)	$249,141

Yaping Hong Senior V.P. of Process R&D	2006	$165,000	$-	$87,647	(10)	$27,225	(11)	$-		$279,872

(1)	Pursuant to Mr. Greenleaf’s employment agreement, he is entitled to a bonus of $100,000 upon each anniversary of his agreement, provided he continues to be employed by us.

(2)
Amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123(R) of stock option awards, and may include amounts from awards granted in and prior to fiscal year 2006. Assumptions used in the calculation of this amount for employees are identified in Note 7 to our financial statements for the year ended December 31, 2006 included elsewhere in this prospectus.

(3)
Amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123(R) of the following stock option awards: (i) the vesting of one-third of an option to purchase 891,396 shares granted on February 1, 2005, which vests in three equal annual installments beginning on February 1, 2006; and (ii) the vesting of one-third of an option to purchase 1,445,080 shares granted on October 18, 2005, which vests in three equal installments beginning on February 1, 2006. These stock options are issued in accordance with Mr. Greenleaf's employment agreement dated February 1, 2005. See “—Employment Agreements with Named Executives - Daniel Greenleaf.”

(4)
Amounts represent bonuses paid to Mr. Greenleaf as a result of the satisfaction of certain performance criteria established by our Board of Directors. See “—Employment Agreements with Named Executives - Daniel Greenleaf - Bonus Compensation.”

(5)
Amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123(R) of the following stock option awards: (i) the vesting of one-third of a 15,000 share option granted on October 6, 2003 which vests in equal amounts over 3 years; (ii) the vesting of one-third of a 25,000 share option granted on April 19, 2004, which vests in equal amounts over 3 years; (iii) the vesting of one-third of a 60,000 share option granted on January 24, 2005, which vests in equal amounts over 3 years; and (iv) the vesting of one-third of a 100,000 share option granted on November 29, 2005, which vests in equal amounts over 3 years.

(6)
Amount represents a cash bonus awarded based upon the satisfaction of performance criteria established by our Board of Directors. See “- Employment Agreements with Named Executives - Brian Lenz - Bonus Compensation.”

(7)	Represents amount paid to the named executive as an automobile allowance.

(8)
Amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123(R) of the following stock option awards: (i) one-fourth of 50,000 share option granted on April 21, 2003, which vests in equal amounts over 4 years; (ii) one-third of a 50,000 share option granted on April 19, 2004, which vest in equal amounts over 3 years; (iii) one-third of a 25,000 share option granted on January 24, 2005, which vests in equal amounts over 3 years; (iv) one-third of a 100,000 share option granted on November 29, 2005, which vests in equal amounts over 3 years.

(9)
Amount represents a cash bonus awarded based upon the satisfaction of performance criteria established by our Board of Directors. See “- Employment Agreements with Named Executives - Yaping Hong - Bonus Compensation.”

Employment Agreements with Named Executives

Daniel Greenleaf

Cash Compensation. Mr. Greenleaf’s employment with us is governed by an agreement dated as of February 1, 2005. The agreement provides for a 3-year term and an initial annual base salary of $360,000, plus a guaranteed annual bonus of $100,000 during each year of the term of the agreement. Mr. Greenleaf also received a $50,000 signing bonus upon entering into the agreement, one-half of which was paid immediately upon signing, with the remaining one-half paid in August 2005. The agreement further provides that Mr. Greenleaf is further entitled to a “Discretionary Bonus” in an amount up to $250,000 per year. See “—Bonus Compensation.” Mr. Greenleaf’s agreement further provides that during his employment he is entitled to such other benefits generally made available to our other senior management, which includes eligibility to participate in our 401(k) plan and eligibility for group health, dental and life insurance.

Option Grants. Pursuant to Mr. Greenleaf’s employment agreement, we issued to him an option to purchase 891,396 shares of common stock, which represented 5 percent of our outstanding common stock at the time the agreement was entered into. This option vests in three equal annual installments, commencing February 2006 such that two-thirds of the shares subject to this initial grant are currently exercisable. Mr. Greenleaf’s employment agreement further provides that, until we have raised $20 million through the sale of our equity securities and we have obtained the rights to one clinical stage human therapeutic, Mr. Greenleaf is entitled to receive additional stock options in order to maintain his beneficial ownership (assuming the exercise of all stock options issued to Mr. Greenleaf) at 5 percent of our outstanding common stock. The employment agreement provides that to the extent any of these additional stock options are issued, the options will vest in equal installments over the then-remaining term of the employment agreement and so long as Mr. Greenleaf remains employed by us. The exercise price of the additional stock options will be equal to the then-current market value of our common stock at the time of issuance. We have made two additional stock option grants pursuant to this provision. First, following the completion of our October 2005 private placement and acquisition of Greenwich Therapeutics, related to 1,445,080 shares having an exercise price of $0.89, and which vested in 3 installments beginning February 1, 2006 and each anniversary thereafter. Second, following the completion of our October 2006 private placement, Mr. Greenleaf received an option to purchase 394,580 shares of our common stock, exercisable at $0.56 per share, vesting in 2 equal installments on February 1, 2007 and February 1, 2008. As of December 31, 2006, we have raised an aggregate of approximately $12.3 million, meaning Mr. Greenleaf will continue to be entitled to receive the additional stock options until we have raised an additional approximately $6.7 from the sale of our equity securities.

Bonus Compensation. Mr. Greenleaf is also eligible to receive an annual cash bonus upon achievement of certain performance criteria established by our Board each year. The following table describes the criteria, the maximum amount for which Mr. Greenleaf was eligible to receive for 2006 for fully satisfying each criterion, and the amount he was paid for each such criterion for 2006:

2006 Criteria	Eligible Amount	Amount Awarded
Completion of financings resulting in gross proceeds of a targeted amount	$50,000	$30,000
Listing of common stock on national securities exchange	$50,000	$0
Company’s initiation of 3 clinical trials in 2006	$30,000	$30,000
Company’s completion of 3 clinical trials in 2006	$30,000	$20,000
Acquisition of new compound	$30,000	$0
Acceptance of NDA filing for review of leishmaniasis indication for VQD-001	$15,000	$0
Chiral Quest subsidiary net loss of less than targeted amount and revenues in excess of a targeted amount	$20,000	$10,000
Qualitative factors relating to leadership, teamwork, peer interaction, initiative and communication	$25,000	$20,000
Total	$250,000	$100,000

Severance, Change of Control and Termination Provision. Under the terms of Mr. Greenleaf’s employment agreement, in the event we terminate Mr. Greenleaf’s employment upon a “change of control” and on the date of such termination our aggregate market capitalization is less than $38 million, he is entitled to receive his base salary for six months thereafter and all of his stock options scheduled to vest in the calendar year of such termination will accelerate and be deemed vested upon termination and will remain exercisable for 12 months following such termination. A “change of control” is defined in the agreement as either: (i) the acquisition, directly or indirectly, following the date hereof by any person (as such term is defined in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), in one transaction or a series of related transactions, of our securities representing 50% or more of the combined voting power of our then outstanding securities if such person or his or its affiliate(s) do not hold in excess of 50% of such voting power on the date the employment agreement; or (ii) the future disposition by us (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of our business and/or assets in one transaction or series of related transactions (other than a merger effected exclusively for the purpose of changing our domicile).

In the event we terminate Mr. Greenleaf’s employment during the term of the agreement other than as a result of death, disability, cause or in connection with a change of control where our aggregate market capitalization is less than $38 million, then: (i) Mr. Greenleaf is entitled to receive his base salary for 12 months from such termination, his guaranteed bonus for the calendar year in which such termination occurs, and the portion of any discretionary bonus earned as of the termination; and (ii) the vesting of his stock options shall accelerate and be deemed vested and will remain exercisable for 12 months following such termination.

Brian Lenz

Base Compensation. We do not have a formal employment agreement with Mr. Lenz, other than the severance benefits agreement described below. However, Mr. Lenz’s current compensation arrangement currently provides that he receives an annual base salary of $185,000, and he is eligible to receive health care benefits and receives an annual automobile allowance of $3,600.

Bonus Compensation. Mr. Lenz is also eligible to receive an annual cash bonus upon achievement of certain performance criteria established by our Board each year. The following table describes the criteria, the maximum amount for which Mr. Lenz was eligible to receive for 2006 for fully satisfying each criterion, and the amount he was paid for each such criterion for 2006:

2006 Criteria	Eligible Amount	Amount Awarded
Completion of financings resulting in gross proceeds of a targeted amount	$13,500	$5,400
Company’s initiation of 3 clinical trials in 2006	$3,825	$3,825
Completion of non-dilutive financing transactions of a targeted amount	$5,625	$2,812
Listing of common stock on a national securities exchange	$9,675	$0
Chiral Quest subsidiary net loss of less than targeted amount	$7,875	$7,875
Qualitative factors relating to leadership, teamwork, peer interaction, initiative and communication	$4,500	$4,500
Total	$45,000	$24,412

In addition to cash bonus compensation, Mr. Lenz also received a stock option grant in March 2006 relating to 100,000 shares of our common stock at an exercise price of $0.85 per share. This option, which was issued under our 2003 Stock Option Plan, vests in 3 annual installments commencing March 2007.

Severance, Change of Control and Termination Provisions. We entered into a severance benefits agreement with Mr. Lenz, our Chief Financial Officer, in August 2006. The agreement provides that, in the event we terminate Mr. Lenz’s employment within one year following a “change of control” and such termination is either without “cause,” or is a “constructive termination,” then (i) Mr. Lenz shall be entitled to receive 12 months of his then annual base compensation, payable in semi-monthly installments, (ii) any and all outstanding options to purchase shares of our common stock granted to Mr. Lenz shall immediately vest and become immediately exercisable (whether granted before or after the date of the severance benefits agreement), and (iii) Mr. Lenz shall be entitled to participate in our health care and insurance benefits program for a period of 12 months thereafter. If Mr. Lenz’s employment is terminated at a time other than a one-year period following a change of control and is without cause, then Mr. Lenz shall be entitled to receive (A) one-half of his then annual compensation, payable in semi-monthly installments over a period of six months and (B) our health care and insurance benefits program over a period of six months thereafter.

Under the severance benefits agreement, “change of control” has the meaning given that term in our 2003 Stock Option Plan, where it is defined as the occurrence of one of the following events:

•
the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

•	the approval by our shareholders of any plan or proposal for the liquidation or dissolution of the Company;

•
any person becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 20% or more, but not 50% or more, of the combined voting power of our outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the board members who continue as directors, or (ii) 50% or more of the combined voting power of our outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuing directors); provided that a traditional institution or venture capital financing transaction shall be excluded from this definition;

•
a merger or consolidation to which we are a party if our shareholders immediately prior to effective date of such merger or consolidation have beneficially own, immediately following the effective date of such merger or consolidation, securities of the surviving corporation representing (i) 50% or more, but less than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by our continuing directors, or (ii) less than 50% of the combined voting power of the surviving corporation’s then outstanding securities (regardless of any approval by our continuing directors; or

•	after the date our securities are first sold in a registered public offering, our continuing directors cease for any reason to constitute at least a majority of the Board.

Under Mr. Lenz’s severance benefits agreement, “cause” means (i) the conviction of a felony; (ii) the conviction of theft or embezzlement of our property, or the commission of an act involving moral turpitude that materially and adversely affects our reputation and business prospects; and (iii) Mr. Lenz’s failure to substantially perform his material duties and responsibilities, provide we first send Mr. Lenz written notice of such failure and allow between 30 and 90 days to cure such non-performance.

Under Mr. Lenz’s severance benefits agreement, a “constructive termination” is deemed to occur when he has been demoted or his duties have been materially reduced, there has been an adverse change in his annual base salary or benefits, or he has been subject to discrimination prohibited by federal or state law.

In addition, in March 2007, we entered into a letter agreement with Mr. Lenz that provided for additional compensation upon the event we sell our Chiral Quest subsidiary. Specifically, we agreed to pay to Mr. Lenz a cash payment equal to 1.1667% of the gross proceeds received by us in connection with a sale of Chiral Quest.

Yaping Hong

Base Compensation. Dr. Hong, who serves as the Senior Vice President of Process R&D of our Chiral Quest Subsidiary, currently receives an annual base salary of $160,000, and is eligible to receive various other benefits made available to our employees, including our 401(k) plan and group health, dental and life insurance.

Bonus Compensation. Dr. Hong is also eligible to receive an annual cash bonus upon achievement of certain performance criteria established by our Board each year. The following table describes the criteria, the maximum amount for which Dr. Hong was eligible to receive for 2006 for fully satisfying each criterion, and the amount he was paid for each such criterion for 2006:

2006 Criteria	Eligible Amount	Amount Awarded
Chiral Quest revenue of at least at a targeted amount and a margin equal to or greater than a targeted percentage	$9,900	$0
Chiral Quest subsidiary net loss of less than targeted amount	$14,850	$9,950
Chiral Quest subsidiary targeted sales	$14,850	$12,326
Criteria related to scaling up and employee training at Chiral Quest China facility	$9,900	$4,950
Total	$49,500	$27,225

As further consideration for Dr. Hong’s continued employment, in March 2007 we agreed to pay to him additional consideration in the event we completed a sale of our Chiral Quest subsidiary. Specifically, if we sell Chiral Quest, Dr. Hong is entitled to a lump sum cash payment equal to 1.1667% of the gross proceeds received by us from such sale. In addition, upon a sale of Chiral Quest all of Dr. Hong's outstanding stock options, to the extent then vested, will remain exercisable for 12 months.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised option held by each of our named executive officers as of December 31, 2006. All of the option awards described in the following table were issued pursuant to our 2003 Stock Option Plan. None of our named executive officers received any stock awards during 2006.

Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date
Daniel Greenleaf	297,132	(2)	594,264	(2)	$0.88	02/01/2015
	481,693	(2)	963,387	(2)	$0.89	10/18/2016
	-		394,580	(2)	$0.56	10/18/2016
Brian Lenz	15,000	(3)	-		$1.67	10/06/2013
	16,667	(4)	8,333	(4)	$1.40	04/19/2014
	20,000	(5)	40,000	(5)	$1.08	01/24/2015
	33,333	(6)	66,667	(6)	$1.03	11/29/2015
	-		100,000	(7)	$0.85	03/31/2016
Yaping Hong	37,500	(8)	12,500	(8)	$1.50	04/21/2013
	33,333	(4)	16,667	(4)	$1.40	04/19/2014
	8,333	(5)	16,667	(5)	$1.08	01/24/2015
	33,333	(6)	66,667	(6)	$1.03	11/29/2015
	-		75,000	(7)	$0.85	03/31/2016

(1)	All options granted pursuant to our 2003 Stock Option Plan.

(2)
Options were granted in accordance with Mr. Greenleaf's employment agreement dated 2/1/2005, which requires additional stock options to be issued to maintain Mr. Greenleaf's aggregate stock options to be equal to 5% of the Company's outstanding common stock until certain events occur.

(3)	Options were granted on October 6, 2003 and vested in three equal amounts on each of October 6, 2004, October 6, 2005 and October 6, 2006.

(4)	Options were granted on April 19, 2004 and vest in three equal amounts on each of April 19, 2005, April 19, 2006 and April 19, 2007.

(5)	Options were granted on January 24, 2005 and vest in three equal amounts on each of January 24, 2006, January 24, 2007, and January 24, 2008.

(6)	Options were granted on November 29, 2005 and vest in three equal amounts on each of November 29, 2006, November 29, 2007, and November 29, 2008.

(7)	Options were granted on March 31, 2006 and vest in three equal amounts on each of March 31, 2007, March 31, 2008, and March 31, 2009.

(8)	Options were granted on April 21, 2003 and vested in four equal amounts on each of April 21, 2004, April 21, 2005, April 21, 2006, and April 21, 2007.

Director Compensation

On April 5, 2006, our board of directors approved a compensation plan for our outside directors. Pursuant to the plan, each non-employee director serving on the board is entitled to receive $15,000 per year, payable upon reelection to the board by the shareholders. Additionally, the chair of the audit committee of the board shall receive $4,000 yearly and each member of a committee is entitled to receive $1,000 upon each meeting of a committee. Directors who are employees of the Company do not receive compensation for their service on the Board and shall only receive compensation in their capacities as employees.

The following table shows the compensation earned by each of our non-officer directors for the year ended December 31, 2006:

Name	Fees Earned or Paid in Cash	Option Awards		All Other Compensation		Total
Vincent M. Aita	$17,000	$4,896	(1)	$-		$21,896
Johnson Y.N. Lau	$20,000	$118,687	(2)	$-		$138,687
Stephen C. Rocamboli	$17,000	$4,896	(1)	$-		$21,896
Stephen A. Roth	$17,000	$31,908	(3)	$-		$48,908
Michael Weiser	$16,000	$4,896	(1)	$-		$20,896
Xumu Zhang	$-	$36,663	(4)	$120,000	(5)	$156,663

(1)
Amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123R of the vesting of one-third of 12,900 options granted on October 28, 2003 which vest in three annual installments beginning on October 28, 2004. Assumptions used in the calculation of this amount for employees are identified in Note 7 to our financial statements for the year ended December 31, 2006 as included in our Form 10-KSB for the year ended December 31, 2006, a copy of which accompanies this proxy statement.

(2)
Amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123R of the award of 75,000 options on March 31, 2006. Assumptions used in the calculation of this amount for employees are identified in Note 7 to our financial statements for the year ended December 31, 2006 as included in our Form 10-KSB for the year ended December 31, 2006, a copy of which accompanies this proxy statement.

(3)  Amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123R of the following stock option awards: (i) the vesting of one-third of 50,000 options granted on July 23, 2003 which vest in three equal annual installments beginning on July 23, 2004; and (ii) the vesting of one-third of 12,900 options granted in October 28, 2003 which vest in three equal annual installments beginning on October 28, 2004. Assumptions used in the calculation of this amount for employees are identified in Note 7 to our financial statements for the year ended December 31, 2006 as included in our Form 10-KSB for the year ended December 31, 2006, a copy of which accompanies this proxy statement.
(4)  Amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123R of the vesting of one-quarter of 650,052 options granted on June 15, 2003 which vest in three annual installments beginning on June 15, 2004. Assumptions used in the calculation of this amount for employees are identified in Note 7 to our financial statements for the year ended December 31, 2006 as included in our Form 10-KSB for the year ended December 31, 2006, a copy of which accompanies this proxy statement.
(5)  The Company and Dr. Zhang entered into a Consulting Agreement dated May 15, 2003, by which Dr. Zhang provides consulting services for the Company and receives an annual consulting fee of $120,000, payable in bi-monthly installments.

Compensation Committee Interlocks and Insider Participation

There were no interlocks or other relationships with other entities among our executive officers and directors that are required to be disclosed under applicable SEC regulations relating to compensation committee interlocks and insider participation.

PROPOSAL 2 - APPROVAL OF THE SALE OF CHIRAL QUEST

General

Our Board of Directors has approved and recommended for shareholder approval a proposal to sell our subsidiary, Chiral Quest, Inc. to Chiral Quest Acquisition Corp., which we refer to in this proxy statement as the Purchaser. Pursuant to the terms of a Stock Purchase and Sale Agreement, we have agreed to sell to the Purchaser all of the capital stock of Chiral Quest for total cash consideration of $1,700,000. The Purchaser will also assume all of Chiral Quest’s liabilities up to a maximum of $1,300,000. Assuming approval by our shareholders, we anticipate that the transaction will be completed as soon as practicable following shareholder approval.

Background of Chiral Quest

Chiral Quest’s business was our business since our inception. The company was originally founded as Chiral Quest, LLC in October 2000 and since its inception has provided innovative chiral products, technology and services to pharmaceutical and fine chemical companies in all stages of a product lifecycle. In February 2003, Chiral Quest, LLC merged into CQ Acquisition, Inc., a wholly-owned subsidiary of Surg II, Inc., a publicly held shell company, with CQ Acquisition remaining as the surviving entity and a wholly owned subsidiary of Surg II, Inc. Surg II was renamed Chiral Quest, Inc. in connection with this merger transaction. In August 2004, Chiral Quest, Inc. was renamed VioQuest Pharmaceuticals, Inc. and CQ Acquisition was renamed Chiral Quest, Inc., which continued to carry on the chiral products and services business.

Since its inception in October 2000, Chiral Quest has provided innovative chiral products, technology and services to pharmaceutical and fine chemical companies. More particularly, Chiral Quest’s product offering includes proprietary chiral catalysts and chiral building blocks or client-defined molecules. Chiral Quest has the rights to certain chemical compounds known as chiral ligands which, with the introduction of a metal, serve as catalysts in facilitating the production of chiral molecules in such a manner that there is a preferential manufacture of the desired molecule versus the unwanted mirror-image molecule. Chiral Quest provides pharmaceutical and fine chemical manufacturers and other prospective clients with broad access to technologies for testing purposes at a low upfront cost, coupled with the opportunity to gain access to such technologies for specific applications for fees, royalties and certain manufacturing and development rights. Chiral Quest also provide specialized services to pharmaceutical, biotechnology and fine chemical companies relating to the development of chiral manufacturing processes for their products.

Background of Transaction

On September 29, 2006, our Board of Directors directed management to seek strategic alternatives with respect to our Chiral Quest subsidiary, which included possibly selling or otherwise disposing of that business. In September 2006, we engaged a financial advisor to assist in the valuation of Chiral Quest, and to introduce us to potential acquiring parties. This advisor also provided us with market analyses of recent merger and acquisition transactions involving chiral chemistry businesses. In November 2006, we also engaged a financial advisor in India to introduce us to potential acquiring parties located in that country.

During the fall of 2006 and through early 2007, our management had discussions and met with approximately 50 potential acquirers, both domestic and foreign. By early March 2007, two potential acquiring parties had emerged as viable candidates to purchase Chiral Quest on terms that were acceptable to us. One such party was a chemical manufacturer located based in India and the other party was a group led by Dr. Xumu Zhang, Ph.D. Dr. Zhang co-founded Chiral Quest, and since 2003, has served as Chiral Quest’s Chief Technology Officer and as a member of our Board of Directors.

During late February to mid March 2007, our discussions with the two potential buyers intensified, culminating in our receipt of separate offers from each party. On March 16, 2007, our Board of Directors met to review and consider the two offers, but did not take any action with respect to the offers. Dr. Zhang appeared at this meeting to present his offer and answer questions of our Board, but he did not participate in any deliberations or discussions among the Board relating to the offers received.

Following the March 16 meeting, our management communicated the concerns our Board had with the respective offers and invited the two potential buyer groups to submit revised offers addressing these concerns, which our management requested to receive prior to our Board’s March 22, 2007 scheduled meeting. The potential India-based buyer declined to submit a new offer. However, although Dr. Zhang did not submit a new offer, he again appeared at the March 22 board meeting to present his proposal. During the meeting, our Board informed him of the additional conditions that he would need to satisfy in order for the Board to accept his offer for Chiral Quest, even though the consideration offered by Dr. Zhang was greater that any other offer received. Dr. Zhang agreed to meet the Board’s additional conditions and was provided until March 28, 2007 in order to satisfy such conditions, which included depositing $500,000 in escrow to secure his agreement to purchase Chiral Quest. Provided Dr. Zhang met the conditions set forth by our Board, the Board approved the terms of the proposed sale to Dr. Zhang. Dr. Zhang was not present during any deliberations of the Board considering the sale of Chiral Quest.

Following the March 22, 2007 meeting, Dr. Zhang and his advisors continued negotiating the terms of a letter of intent with our management and advisors, as well as the terms of an escrow agreement to govern the deposit the $500,000. On March 27, 2007, VioQuest, Dr. Zhang and Wells Fargo Bank, N.A., as escrow agent, entered into an escrow agreement concerning the $500,000 deposit. On March 28, 2007, VioQuest and Dr. Zhang entered into a letter of intent, which set forth the terms and conditions of the proposed sale of the outstanding capital stock of Chiral Quest, including the conditions communicated by our Board at the March 22 meeting. The letter of intent provided that Dr. Zhang, or an entity affiliated with him, would pay $1,700,000 for Chiral Quest, plus assume its outstanding liabilities.

Immediately following the execution of the letter of intent, the parties and their respective counsel and advisors negotiated a definitive purchase agreement. On the evening of April 10, 2007, we and Chiral Quest Acquisition Corp., a newly-formed entity affiliated with Dr. Zhang, entered into a definitive Stock Purchase and Sale Agreement, which we refer to in this proxy statement as the Purchase Agreement. We refer in this proxy statement to Chiral Quest Acquisition Corp. as the Purchaser. The terms of the Purchase Agreement were substantially as set forth in the parties March 28, 2007 letter of intent.

Our Reasons for Sale

In September 2006, our Board of Directors determined to seek strategic alternatives with respect to Chiral Quest, including a sale or other disposition of the operating assets of that business. We believe that by focusing our capital and other resources solely on our drug development business we will provide greater opportunity to maximize shareholder value. In fact, we intend to utilize the proceeds from the sale of Chiral Quest to fund our drug development business.

The Purchaser

The proposed purchaser of Chiral Quest is a newly-formed, privately-held Delaware corporation. The Purchaser is, or at the time of closing will be, principally owned by Dr. Zhang and a Chinese-based venture capital fund. Dr. Zhang co-founded Chiral Quest and has been a director of VioQuest and Chief Technology Officer of Chiral Quest since February 2003. Following completion of the sale, the Purchaser plans to continue operating Chiral Quest’s business in substantially the same manner as we have operated the business. Because of Dr. Zhang’s interest in the transaction, he recused himself from all discussions of our Board of Directors concerning the proposed transaction.

Terms of the Sale

The following summarizes certain material terms of the Purchase Agreement, which is attached to this proxy statement as Appendix A. This discussion is not a complete statement of the terms of the Purchase Agreement and is qualified in its entirety to by the Purchase Agreement.

Purchase Price. Under the terms of the Purchase Agreement, in exchange for all of the outstanding capital stock of Chiral Quest, the Purchaser will pay to us the cash sum of $1,700,000, plus assume liabilities of Chiral Quest in an amount up to $1,300,000. To the extent Chiral Quest’s liabilities exceed $1,300,000 as of the closing of the transaction, we would be required to pay such excess amount to the Purchaser.

Representations and Warranties. The Purchase Agreement contains customary representations and warranties made by us in favor of the Purchaser that relate to a variety of matters, including:

•	the organization and good standing of Chiral Quest, including its subsidiaries;

•	the due authorization by us to enter into the Purchase Agreement and, subject to approval of our shareholders, to consummate the transactions contemplated by the Purchase Agreement;

•	the capitalization of Chiral Quest and its subsidiaries;

•	the absence of any breach, violation or conflict with any agreement, instrument, judgment or law to which we or Chiral Quest are subject;

•	the accuracy of Chiral Quest’s financial statements and their preparation in accordance with generally accepted accounting principles;

•	the absence of certain undisclosed liabilities;

•	the absence of certain developments relating to Chiral Quest;

•	the rights of Chiral Quest to its personal property;

•	the filing of tax returns and the payment of taxes by us and Chiral Quest;

•	the rights in Chiral Quest’s intellectual property;

•	the existence of pending or threatened litigation or proceedings;

•	the compliance with labor laws and other matters relating to Chiral Quest’s employees;

•	Chiral Quest’s compliance with applicable laws and regulations relating to the conduct of its business;

•	the use, storage or release of hazardous materials by Chiral Quest;

•	the existence of related party transactions;

•	certain material contracts to which Chiral Quest is a party and the absence of breaches or defaults with respect to such contracts;

•	the maintenance of adequate insurance for Chiral Quest and its business;

•	certain employee benefit plans and matters arising under the Employee Retirement Income Security Act of 1974; and

•	the absence of any obligations to pay commissions or fees to any broker, finder or similar persons relating to the transactions contemplated by the Purchase Agreement.

Pre-Closing Covenants. The Purchase Agreement also contains various covenants and other agreements made by us and the Purchaser relating to, among other things:

•	our agreement to allow reasonable access by the Purchaser and its representatives to Chiral Quest’s properties and records, subject to certain limitations described in the Purchase Agreement;

•	our ability to solicit or encourage offers from, or otherwise engage in discussions with, third parties relating to the sale of Chiral Quest;

•	our agreement to maintain the corporate existence, good standing, adequate insurance of Chiral Quest and to otherwise continue to conduct Chiral Quest’s business in the ordinary course; and

•	Purchaser’s agreement to assume the real estate lease for our Monmouth Junction, New Jersey facility, from which Chiral Quest operates.

Non-Competition and Non-Solicitation Covenants. Subject to and following the closing, we agreed not to engage for a period of 10 years, directly or indirectly, in any business that engages in the design, development, marketing, manufacture and/or sale of any product which is the same or directly competitive with any product manufactured, marketed or sold by Chiral Quest as of the closing date. We further agreed that for a period of 5 years following the closing, we will not solicit the customers or employees of Chiral Quest with respect to a business that competes with Chiral Quest’s business.

Closing Conditions. Each of Purchaser’s and VioQuest’s obligation to complete the purchase and sale of Chiral Quest’s capital stock is subject to the satisfaction (or waiver) of certain conditions, including the following:

•	obtaining all necessary governmental approvals or permits and third party consents;

•	the lack of any pending or threatened legal proceedings which present a substantial risk of prohibiting the transactions contemplated by the Purchase Agreement;

•	the performance by us and Purchaser of all respective agreements and other covenants required to be performed by such party prior to the closing; and

•	the material accuracy of our and Purchaser’s representations and warranties contained in the Purchase Agreement, respectively.

In addition, our obligation to complete the transaction is subject to the approval of our shareholders.

Termination. The Purchase Agreement may be terminated prior to the closing, as follows:

•	by the mutual consent of the parties;

•
by either party in the event the transaction is not completed prior to the close of business on the day that is 10 days following the date on which our shareholders approve the transaction, which we refer to as the Expiration Date;

•
by either Purchaser or us if there has been a material breach by the other of a representation, warranty or covenant contained in the Purchase Agreement that has not been cured by the breaching party; and

•	by either Purchaser or us if, as a result of an event outside either’s reasonable control, certain closing conditions are incapable of being satisfied.

Escrow Agreement. In addition to the Purchase Agreement, on March 27, 2007, we also entered into an escrow agreement with Purchaser and Wells Fargo Bank, N.A., as escrow agent. Under the terms of the escrow agreement, Purchaser deposited the cash sum of $500,000 with the escrow agent. The escrow agreement provides that these escrowed funds will be disbursed to us in the event the sale of Chiral Quest to Purchaser is not completed as a result of an event that is deemed to be caused by Purchaser or to be Purchaser’s fault. Among other things, if Purchaser fails to satisfy a condition precedent to our obligation to close the transaction by the Expiration Date, then such failure is deemed to be caused by or the fault of Purchaser.

Indemnification; Limitation of Liability. We agreed to indemnify Purchaser after the closing for damages from claims resulting from or arising out of a breach of a representation, warranty or covenant made by us in the Purchase Agreement. We will be obligated to indemnify Purchaser with respect a claim for damages resulting from our breach of a representation or warranty only if Purchaser provided us with written notice of such claim within 6 months following the closing. Additionally, we have no obligation to indemnify Purchaser until the aggregate amount of damages from claims exceeds the aggregate total of $75,000, and then only by such excess. Further, the maximum amount for which we will be obligated to indemnify Purchaser is $1.7 million, which represents the cash portion of the purchase price. However, the $75,000 floor and $1.7 million cap do not apply to claims based on a breach of our representations concerning the capitalization, stock ownership or tax liability of Chiral Quest.

Closing Date. The Purchase Agreement contemplates that the transaction will be completed not earlier than May 24, 2007 and not later than the third business day following approval by our shareholders of the sale of Chiral Quest.

Consequences to Shareholders

Our shareholders will not receive any of the proceeds from the proposed sale of Chiral Quest. Further, under Delaware law, our shareholders are not entitled to appraisal rights in connection with the proposed sale of Chiral Quest. As a result of the proposed transaction, however, we will no longer have any assets or operate any business that generates revenues. Aside from Chiral Quest, we are engaged in the development of biopharmaceutical product candidates for the treatment of cancers and other diseases and conditions. None of our product candidates has received the necessary governmental approvals to allow us to market and sell such products and, until and unless such approvals are obtained, if ever, we will have no means of generating any operating revenues.

Material Federal Income Tax Consequences to Shareholders

We have concluded that there will be no United States federal income tax consequences to our shareholders as a result of the proposed sale of Chiral Quest.

Regulatory Approvals

There are no approvals from any governmental authority necessary to complete the sale of Chiral Quest.

Incorporation of Information by Reference

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

This proxy statement is accompanied by a copy of our Annual Report on Form 10-KSB for the year ended December 31, 2006. We incorporate by reference the information contained in such report, which is considered a part of this proxy statement. Accordingly, you are urged to read the information in such annual report as it contains important information containing our business, financial results and condition and other matters.

Vote Required

The affirmative vote of the holders of a majority of all outstanding shares of our issued and outstanding common stock is required to authorize the sale of Chiral Quest, as proposed hereby. The enclosed form of proxy provides a means for shareholders to (i) vote for the proposed sale of Chiral Quest, (ii) vote against the proposed sale, or (iii) abstain from voting with respect to the proposed sale of Chiral Quest. Each properly executed proxy received in time for the Annual Meeting will be voted at such meeting as specified therein. If a shareholder executes and returns a proxy but does not specify otherwise, the shares represented by such shareholder’s proxy will be voted for the proposed sale of Chiral Quest.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED SALE OF CHIRAL QUEST.

PROPOSAL 3 - AUTHORIZATION OF THE REVERSE STOCK SPLIT

General; Purpose

As of April 16, 2007, we had 54,621,119 shares of our common stock outstanding and an additional 22,430,191 shares of common stock reserved for issuance upon the exercise of outstanding options and warrants. Our Certificate of Incorporation authorizes us to issue up to 110,000,000 shares of capital stock, 10,000,000, of which is undesignated preferred stock, meaning that we are only authorized to issue an additional 32,948,960 shares of common stock. In light of the current market price of our common stock, the number of remaining shares that we are authorized to issue limits our flexibility to raise additional capital through equity financings.

In addition, the last closing price of our common stock on April 12, 2007 was $0.50 per share. Generally speaking, we will not be able to obtain a listing for our common stock on a national securities exchange, including the Nasdaq, unless the per share price of our common stock is significantly higher that current market prices. If we effect a reverse split, the trading price of our common stock immediately prior to the effective time of such split will be proportionately increased following the reverse split. Accordingly, an additional reason for effecting a reverse split is to help us obtain a listing on a national securities exchange.

In order to increase the number of shares of common stock that we are authorized to issue, our Board of Directors has adopted a resolution seeking authorization of our shareholders to amend our Certificate of Incorporation to effect a combination, or reverse split, of our common stock at a ratio no greater that 1-for-10. If this proposal is approved by our shareholders, then our Board will have discretion to effect the reverse split in a ratio it deems in the Company’s best interests. For example, if this proposal is approved by our shareholders at the annual meeting, and our Board subsequently approves a reverse split at the maximum authorized ratio of 1-for-10, this means that every 10 shares of common stock outstanding prior to the effective time of the reverse stock split will represent only 1 share of common stock after the stock split.

Although we intend to obtain additional financing, likely through selling shares of our common stock or other securities convertible into or exercisable for shares of common stock, we do not have any specific plans or arrangements to undertake such a financing transaction. A reverse stock split will provide us with the necessary flexibility to complete a financing transaction involving the sale of shares of our common stock. Any such stock offerings will generally have the effect of diluting the interests of existing shareholders, however.

If this proposal is approved by our shareholders at the Annual Meeting, we may effect the reverse stock split, if ever, within one year after the Annual Meeting. If we determine to effect a reverse split, we will file an amendment to our Certificate of Incorporation with the Secretary of State of Delaware, which will provide that our shares of common stock then issued and outstanding will be combined at a ratio determined by our Board, which will not exceed 1-for-10. Any reverse split will not change the number of authorized shares or the par value of our common stock. Except for any changes resulting from the treatment of fractional shares, each shareholder will hold the same percentage of common stock outstanding immediately after the reverse stock split as such shareholder did immediately prior to the reverse stock split. We may abandon the proposed stock split if our Board of Directors deems it advisable.

Certain Risks Associated With the Reverse Stock Split

There can be no assurance that the total market capitalization of our common stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of our common stock following the reverse stock split will either exceed or remain higher than the current per share market price.

There can be no assurance that the market price per new share of our common stock after the reverse stock split will rise or remain constant in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split. For example, based on the market price of our common stock on April 20, 2007 of $0.55 per share, following a 1-for-10 reverse split there can be no assurance that the post-split market price of our common stock would be $5.50 per share or greater. Accordingly, the total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

A decline in the market price for our common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following a reverse stock split.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If a reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company’s common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

Corporate Matters. If our shareholders approve this Proposal 3 authorizing a reverse stock split at a ratio up to 1-for-10, and assuming our Board of Directors determines to effect a reverse split at the maximum authorized ratio of 1-for-10, the reverse stock split would have the following effects:

•	every 10 shares of common stock outstanding prior to the effective time of the reverse split would be automatically combined into one share of common stock;

•	the number of shares of our common stock issued and outstanding will be reduced proportionately based on the 1-for-10 split ratio;

•
based on the 1-for-10 ratio, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split; and

•	the number of shares reserved for issuance under our existing stock option plans will be reduced proportionately based on the 1-for-10 split ratio.

When effected, the reverse stock split will be effected simultaneously for all of our common stock and the ratio will be the same for all of our common stock. The reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in our company, except to the extent that the reverse stock split results in any of our shareholders owning a fractional share. As described below, shareholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments would reduce the number of post-split shareholders to the extent there are shareholders presently holding fewer than 10 shares. This, however, is not the purpose for which we are effecting the reverse stock split. Common stock outstanding following the reverse stock split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Fractional Shares. No scrip or fractional certificates will be issued in connection with any reverse stock split. Shareholders who otherwise would be entitled to receive fractional shares because they hold, as of a date prior to the effective time of the reverse split, a number of shares of our common stock not evenly divisible by the split ratio selected by the Board of Directors will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the shareholder would otherwise be entitled by (b) the per share closing sales price of our common stock on the day immediately prior to the effective time of the reverse stock split, as reported on the OTC Bulletin Board. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefore as described herein.

Shareholders should be aware that, under the escheat laws of the various jurisdictions where our shareholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

If approved and effected, the reverse stock split will result in some shareholders owning “odd lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Accounting Matters. Any reverse stock split would not affect the par value of our common stock, which is $.001 per share. As a result, as of the effective time of any reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the applicable split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be restated because there will be fewer shares of common stock outstanding.

Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the reverse stock split of us with another company), the reverse stock split is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our company, nor is it part of a plan by management to recommend a series of similar amendments to our Board of Directors and shareholders. Other than the reverse stock split proposal, we do not currently contemplate recommending the adoption of any other amendments to our Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of our company.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

In order to effect a reverse split, we will file an amendment to our Certificate of Incorporation with the Secretary of State of Delaware to amend our existing Certificate of Incorporation. The reverse stock split will become effective at the time specified in the amendment, which is referred to below as the “effective time.” Beginning at the effective time, each certificate representing shares of common stock prior to the effective time of the reverse split will be deemed for all corporate purposes to evidence ownership of resulting combined number of shares following such reverse split. The text of the amendment to effect the reverse stock split will be in substantially the form attached hereto as Appendix B; provided, however, that the form of amendment attached hereto is subject to modification to include such changes as may be required by the office of the Secretary of State of Delaware and as the Board of Directors deems necessary and advisable to effect the reverse stock split, including the insertion of the effective time and the reverse split ratio (not to exceed 1-for-10), as determined by the Board of Directors.

As soon as practicable after the effective time, shareholders will be notified that the reverse stock split has been effected. We expect that our transfer agent, Wells Fargo, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split common shares will be asked to surrender to the exchange agent certificates representing such shares in exchange for certificates representing post-split shares of common stock in accordance with the procedures to be set forth in the letter of transmittal that we send to our shareholders. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any pre-split share certificates submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for certificates representing post-split shares. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Dissenters' Rights

Under the Delaware General Corporation Law, our shareholders are not entitled to dissenters' rights with respect to the reverse stock split, and we will not independently provide shareholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-split shares of common stock were, and the post-split shares of common stock will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with such shareholder's own tax advisor with respect to the tax consequences of the reverse stock split.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a shareholder upon such shareholder's exchange of certificates representing pre-split shares for post-split shares pursuant to the reverse stock split. The aggregate tax basis of the post-split shares received in the reverse stock split (including any fraction of a post-split share deemed to have been received) will be the same as the shareholder's aggregate tax basis in the pre-split shares exchanged therefore. In general, shareholders who receive cash in exchange for their fractional share interests in the post-split shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The shareholder's holding period for the post-split shares will include the period during which the shareholder held the pre-split shares surrendered in the reverse stock split.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

Vote Required

The affirmative vote of the holders of a majority of all outstanding shares is required for approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE REVERSE STOCK SPLIT.

PROPOSAL 4 - TO RATIFY AND APPROVE
AN AMENDMENT TO THE 2003 STOCK OPTION PLAN

Shareholders are requested in this Proposal 4 to ratify and approve an amendment to our 2003 Stock Option Plan, or 2003 Plan, increasing the number of shares available for issuance from 6,500,000 to 7,500,000. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify and approve the 2003 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The brief summary of the 2003 Plan which follows is qualified in its entirety by reference to the complete text, a copy of which is attached to this Proxy Statement as Appendix C.

General

In June 2003, the Board approved and adopted the 2003 Plan in the form attached hereto as Appendix C. The shareholders approved an amendment to the 2003 Plan in May 2006 to increase the number of shares of Common Stock authorized for issuance to a total of 6,500,000 shares of Common Stock for issuance. The Board approved an amendment to the 2003 Plan in February 2007 to increase to 7,500,000 the number of shares of Common Stock authorized for issuance. As of the date of this Proxy Statement, stock options relating to an aggregate of 6,807,432 shares of Common Stock had been granted at exercise prices ranging from $0.54 to $11.20, leaving a total of 692,568 shares available for issuance.

The purpose of the Plan is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives, or Incentives, designed to attract, retain and motivate employees of and consultants to the Company.

The Plan provides that a committee, or the Committee, composed of at least two disinterested members of the board of directors of the Company may grant Incentives in the following forms: (a) stock options; (b) stock appreciation rights, or SARs; (c) stock awards; (d) restricted stock; (e) performance shares; and (f) cash awards. Incentives may be granted to participants who are employees of or consultants to the Company (including officers and directors of the Company who are also employees of or consultants to the Company) selected from time to time by the Committee. In the event there is no Committee, then the entire Board shall have responsibility for administering the 2003 Plan.

Types of Incentives

Stock Options

Under the 2003 Plan, the Committee may grant non-qualified and incentive stock options to eligible participants to purchase shares of Common Stock from the Company. The 2003 Plan confers on the Committee discretion, with respect to any such stock option, to determine the number and purchase price of the shares subject to the option, the term of each option and the time or times during its term when the option becomes exercisable. The purchase price for incentive stock options may not be less than the fair market value of the shares subject to the option on the date of grant. The number of shares subject to an option will be reduced proportionately to the extent that the optionee exercises a related SAR. The term of a non-qualified option may not exceed 10 years from the date of grant and the term of an incentive stock option may not exceed 10 years from the date of grant. Any option shall become immediately exercisable in the event of specified changes in corporate ownership or control. The Committee may accelerate the exercisability of any option. The Committee may approve the purchase by the Company of an unexercised stock option for the difference between the exercise price and the fair market value of the shares covered by such option.

The option price may be paid in cash, check, bank draft or by delivery of shares of Common Stock valued at their fair market value at the time of purchase or by withholding from the shares issuable upon exercise of the option shares of Common Stock valued at their fair market value or as otherwise authorized by the Committee.

In the event that an optionee ceases to be an employee of or consultant to the Company for any reason, including death, any stock option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire at the time or times established by the Committee.

Stock Appreciation Rights

A stock appreciation right, or a SAR, is a right to receive, without payment to the Company, a number of shares, cash or any reverse stock split thereof, the amount of which is determined pursuant to the formula described below. A SAR may be granted with respect to any stock option granted under the Plan, or alone, without reference to any stock option. A SAR granted with respect to any stock option may be granted concurrently with the grant of such option or at such later time as determined by the Committee and as to all or any portion of the shares subject to the option.

The 2003 Plan confers on the Committee discretion to determine the number of shares as to which a SAR will relate as well as the duration and exercisability of a SAR. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains will be reduced in the same proportion that the holder exercises the related option. The term of a SAR may not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, a SAR will be exercisable for the same time period as the stock option to which it relates is exercisable. Any SAR shall become immediately exercisable in the event of specified changes in corporate ownership or control. The Committee may accelerate the exercisability of any SAR.

Upon exercise of a SAR, the holder is entitled to receive an amount which is equal to the aggregate amount of the appreciation in the shares of Common Stock as to which the SAR is exercised. For this purpose, the "appreciation" in the shares consists of the amount by which the fair market value of the shares of Common Stock on the exercise date exceeds (a) in the case of a SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of a SAR granted alone, without reference to a related stock option, an amount determined by the Committee at the time of grant. The Committee may pay the amount of this appreciation to the holder of the SAR by the delivery of Common Stock, cash, or any reverse stock split of Common Stock and cash.

Restricted Stock

Restricted stock consists of the sale or transfer by the Company to an eligible participant of one or more shares of Common Stock which are subject to restrictions on their sale or other transfer by the employee. The price at which restricted stock will be sold will be determined by the Committee, and it may vary from time to time and among employees and may be less than the fair market value of the shares at the date of sale. All shares of restricted stock will be subject to such restrictions as the Committee may determine. Subject to these restrictions and the other requirements of the 2003 Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to those shares, including, for example, the right to vote such shares.

Stock Awards

Stock awards consist of the transfer by the Company to an eligible participant of shares of Common Stock, without payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award will be determined by the Committee.

Performance Shares

Performance shares consist of the grant by the Company to an eligible participant of a contingent right to receive cash or payment of shares of Common Stock. The performance shares shall be paid in shares of Common Stock to the extent performance objectives set forth in the grant are achieved. The number of shares granted and the performance criteria will be determined by the Committee.

Non-Transferability of Most Incentives

No stock option, SAR, performance share or restricted stock granted under the Plan is transferable by its holder, except in the event of the holder's death, by will or the laws of descent and distribution. During an employee's lifetime, an Incentive may be exercised only by him or her or by his or her guardian or legal representative.

Amendment to the Plan

The Board of Directors may amend or discontinue the 2003 Plan at any time. However, no such amendment or discontinuance may, subject to adjustment in the event of a merger, recapitalization, or other corporate restructuring, (a) change or impair, without the consent of the recipient thereof, an Incentive previously granted, (b) materially increase the maximum number of shares of Common Stock which may be issued to all participants under the 2003 Plan, (c) materially change or expand the types of Incentives that may be granted under the 2003 Plan, (d) materially modify the requirements as to eligibility for participation in the 2003 Plan, or (e) materially increase the benefits accruing to participants. Certain 2003 Plan amendments require shareholder approval, including amendments which would materially increase benefits accruing to participants, increase the number of securities issuable under the 2003 Plan, or change the requirements for eligibility under the 2003 Plan.

Federal Income Tax Consequences

The following discussion sets forth certain United States income tax considerations concerning the ownership of Common Stock. These tax considerations are stated in general terms and are based on the Internal Revenue Code of 1986, as amended, regulations thereunder and judicial and administrative interpretations thereof. This discussion does not address state or local tax considerations with respect to the ownership of Common Stock. Moreover, the tax considerations relevant to ownership of Common Stock may vary depending on a holder's particular status.

Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 15 percent while the maximum ordinary income rate and short-term capital gains rate is effectively 35 percent.

 Incentive Stock Options.  Incentive stock options under the 2003 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the option holder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the option holder’s alternative minimum tax liability, if any.

If an option holder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the option holder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

Generally, if the option holder disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the option holder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the option holder’s actual gain, if any, on the purchase and sale. The option holder’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the option holder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Non-statutory Stock Options.  Non-statutory stock options granted under the 2003 Plan generally have the following federal income tax consequences:

There are no tax consequences to the option holder or the Company by reason of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, the option holder normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the option holder.

Upon disposition of the stock, the option holder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Potential Limitation on Company Deductions.  Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Department of Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by shareholders. The 2003 Plan limits the number of shares relating to stock option grants awarded to an individual in any year to 900,000.

Vote Required

Ratification and approval of the amendment to the 2003 Plan requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our common stock, present and entitled to vote at the Annual Meeting. A shareholder who abstains with respect to this proposal is considered to be present and entitled to vote on he proposal at the Annual Meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy vote, or withholds authority to vote in this proposal, shall not be considered present and entitled to vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION AND APPROVAL OF THE AMENDMENT TO THE 2003 PLAN.

PROPOSAL 5 - TO RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by the shareholders, the Board of Directors has appointed J.H. Cohn LLP as the Company’s independent registered public accounting firm for fiscal year 2007. J.H. Cohn has performed this function for the Company commencing with the fiscal year ended December 31, 2002. The Company expects that representatives of J.H. Cohn will be in attendance at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Fees Billed to the Company by Its Independent Registered Public Accounting Firm

The following is a summary of the fees billed to us by J.H. Cohn LLP, our independent registered public accounting firm for professional services rendered for fiscal years ended December 31, 2006 and 2005:

Fee Category	2006 Fees	2005 Fees

Audit Fees	$140,148	$113,280
Audit-Related Fees (1)	$46,950	$50,512
Tax Fees (2)	$36,285	$31,219

All Other Fees (3)	—	—

Total Fees	$223,383	$195,011

(1)
Audit-Related Fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but not reported under the caption “Audit Fees.” These fees include review of registration statements and other filings made with the SEC, review of SEC comment letters and related responses, and acquisition-related services.

(2)	Tax Fees consist of fees for tax compliance, tax advice, and tax planning.

(3)	All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm, other than those disclosed above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

At present, the audit committee approves each engagement for audit or non-audit services before the Company engages its independent registered public accounting firm to provide those services. The audit committee has not established any pre-approval policies or procedures that would allow the Company’s management to engage its independent registered public accounting firm to provide any specified services with only an obligation to notify the audit committee of the engagement for those services. None of the services provided by the Company’s independent registered public accounting firm for fiscal 2006 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

Vote Required

Ratification of J.H. Cohn LLP’s appointment as the independent registered public accounting firm of the Company for the fiscal year 2007 requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock, present and entitled to vote at the Annual Meeting. A shareholder who abstains with respect to this proposal is considered to be present and entitled to vote on this proposal at the Annual Meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote on this proposal, shall not be considered present and entitled to vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF J.H. COHN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

OTHER MATTERS

Certain Relationships and Related Transactions

Mr. Rocamboli and Dr. Weiser, both of whom are directors of our company, are former shareholders of Greenwich Therapeutics, Inc., which company we acquired in October 2005. Mr. Rocamboli owned 144,000 shares of Greenwich common stock and Dr. Weiser owned 280,000 shares of Greenwich common stock. Accordingly, upon completion of the merger, Mr. Rocamboli received approximately 616,320 shares of our common stock and 144,000 shares issuable upon the exercise of warrants, and now beneficially owns approximately 1.8 percent of our outstanding common stock. Dr. Weiser received approximately 1,198,400 shares of our common stock and 280,000 shares issuable upon the exercise of warrants, and now beneficially owns approximately 4.0 percent of our outstanding common stock. Mr. Rocamboli’s and Dr. Weiser’s interests in Greenwich were made known to our board of directors at the outset of the negotiating process between the companies and neither attended or otherwise participated in any meeting and other discussion of the board in all matters relating to the merger with Greenwich.

Mr. Rocamboli is also an employee of Paramount BioCapital, Inc. or its affiliates, a corporation of which Dr. Lindsay A. Rosenwald is the chairman and sole shareholder. Together with various trusts for the benefit of Dr. Rosenwald or members of his immediate family, Dr. Rosenwald owned approximately 48 percent of Greenwich’s outstanding common stock. Upon completion of the merger with Greenwich, Dr. Rosenwald and the trusts now beneficially own approximately 29 percent of our outstanding common stock.

On February 25, 2004, the Company completed the sale of its securities in a private placement to accredited investors for gross proceeds of approximately $7.2 million. Paramount BioCapital, Inc. participated as one of three placement agents for this transaction, for which it received approximately $300,000 in commissions.

On October 18, 2005, the Company completed the sales of its securities in a private placement to accredited investor for gross proceeds of approximately $8.4 million. Paramount BioCapital, Inc., which served as the placement agent for this transaction, for which it received approximately $587,000 in commissions, together with an accountable expense allowance of $50,000, and issued 5-year warrants to purchase an aggregate of 1,117,997 shares of common stock at a price of $1.00 per share. Net proceeds to the Company after deducting placement agent fees and other expenses relating to the private placement, were approximately $7.5 million.

As a result of its acquisition of Greenwich Therapeutics, on October 18, 2005, the Company assumed outstanding indebtedness of Greenwich of $823,869, all of which is payable to Paramount BioCapital Investments, Inc. pursuant to a promissory note dated October 17, 2005, referred to as the Note. At the closing of the merger, the Note was amended to provide that one-third would be converted into securities of the Company on the same terms as the Company’s October 2005 private placement, one-third of the outstanding indebtedness under the Note would be repaid upon the completion by the Company of a financing resulting in gross proceeds of at least $5 million, and the final one-third would be payable upon completion by the Company of one or more financings resulting in aggregate gross proceeds of at least $10 million (inclusive of the amounts raised in a previous $5 million financing. Accordingly, on October 18, 2005, upon completion of the private placement, the Company satisfied a portion of the total indebtedness outstanding under the Note by making a cash payment of $264,623 and another portion by issuing to Paramount BioCapital Investments, Inc. 392,830 shares valued at the $.75 offering price of the October 2005 private placement, the equivalent of $294,623 of the Company’s common stock. In the event the Company does not complete the financing(s) resulting in aggregate gross proceeds of at least $10 million prior to the Note’s maturity date, the Company will be required to satisfy the final portion in October 2006. Dr. Lindsay A. Rosenwald and certain trusts established for the benefit of Dr. Rosenwald and his family collectively held approximately 48% of Greenwich’s capital stock prior to completion of the merger. Together, Dr. Rosenwald and such trusts also owned approximately 16% of the Company’s common stock prior to the completion of the merger. In addition to Dr. Rosenwald’s relationship with Greenwich, as described above, two directors of the Company, Stephen C. Rocamboli and Michael Weiser, M.D., Ph.D., owned approximately 3.6% and 7%, respectively, of Greenwich’s outstanding common stock. Mr. Rocamboli and Dr. Weiser are also employees of Paramount BioCapital, Inc.

In August 2006, we entered into a consulting agreement with Paramount Corporate Development, an affiliate of Paramount BioCapital, Inc., pursuant to which it provided us strategic and technical assessment of our clinical development programs. The consulting agreement is for a total of $90,000, for a period of three months for $30,000 per month commencing in August 2006.

On October 18, 2006, we completed a private placement of our securities, resulting in gross proceeds of approximately $3.95 million. We engaged Paramount BioCapital, Inc. as our exclusive placement agent in connection with the offering, and Paramount in turn engaged various brokerdealers as sub-agents to assist with the offering. In consideration for their services, we paid an aggregate of approximately $276,000 in commissions to the placement agents (including sub-agents) in connection with the offering, of which $56,000 was paid to Paramount, plus an additional $30,000 as reimbursement for expenses. We also issued to the placement agents 5-year warrants to purchase an aggregate of 394,580 shares of common stock at a price of $0.55 per share, of which warrants to purchase 80,000 were allocated to Paramount BioCapital, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors, and persons who are the beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors, and beneficial owners of more than 10% of our common stock are required by SEC regulators to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments that we received with respect to transactions during 2006, we believe that all such forms were filed on a timely basis, except for stock option grants made to each of Drs. Roth and Lau on January 12, 2006, which were not reported on Form 4 until February 16, 2006.

The Board of Directors does not intent to present to the Annual Meeting any other matter not referred to above and does not presently know of any matters that may be presented to the Annual Meeting by others. However, if other matters come before the Annual Meeting, it is the intent of the persons name in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

VIOQUEST PHARMACEUTICALS, INC.

/s/ Daniel E. Greenleaf

Daniel E. Greenleaf President and Chief Executive Officer

INDEX TO
APPENDICES TO PROXY STATEMENT

Appendix	Description

A	Stock Purchase and Sale Agreement between the Company and Chiral Quest Acquisition Corp. dated April 10, 2007

B	Form of Certificate of Amendment of the Certificate of Incorporation of VioQuest Pharmaceuticals, Inc.

C	2003 Stock Option Plan, as amended

Appendix A

STOCK PURCHASE & SALE AGREEMENT

This Stock Purchase & Sale Agreement (this "Agreement") is made and entered into effective as of April 10, 2007 (the “Effective Date”) by and between Chiral Quest Acquisition Inc. (“Buyer”), and VioQuest Pharmaceuticals, Inc., a Delaware corporation (“Seller”), relating to the sale by Seller and purchase by Buyer of all of the outstanding shares of capital stock of Chiral Quest, Inc., a Minnesota corporation (“Company”).

WHEREAS, there are currently issued and outstanding 1,000 shares of Common Stock of the Company (the “Shares”), all of which are owned beneficially and of record by Seller; and

WHEREAS, Buyer desires to purchase the Shares and Seller desires to sell the Shares on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Purchase & Sale of the Shares. Subject to the terms and conditions hereof, at the Closing to be held in accordance with the provisions of Section 3 below, Buyer agrees to purchase the Shares from Seller, and Seller agrees to sell the Shares to Buyer.

2. Purchase Price and Adjustment. At the Closing (as defined in Section 3 below), Buyer shall pay to Seller the sum of one-million-seven-hundred-thousand United States Dollars (US$1,700,000) in cash (the “Purchase Price”) by wire transfer of immediately available funds to Seller’s account, as designated in a writing delivered by Seller to Buyer prior to Closing. Except as otherwise set forth in this Agreement, the parties understand and agree that all liabilities owed by the Company as of the Closing will be retained by the Company as of and following the Closing, and that Seller will not be responsible for the payment or satisfaction thereof as of and following the Closing. The Purchase Price shall be subject to the following adjustment:

(a) Within 30 days after the Closing, the Buyer shall prepare and deliver to Seller a written statement of all the liabilities of the Seller and the Subsidiaries (as defined in Section 4.4) as of the close of business on the Closing Date (the “Closing Liabilities Statement”). The Closing Liabilities Statement shall be prepared in accordance with GAAP using the same accounting principles, policies and methodologies used in preparing the financial statements delivered pursuant to Section 4.6. Seller shall reasonably co-operate with Buyer in preparing the Closing Liabilities Statement. Seller shall have 15 days after delivery to review the Closing Liabilities Statement and deliver to Buyer any objections by written notice (a “Notice of Objection”). If Seller does not deliver a Notice of Objection within such 15-day period, Seller will be deemed to have accepted the Closing Liabilities Statement. If Seller does deliver a Notice of Objection, Buyer and Seller shall use their reasonable best efforts to agree on the Closing Liabilities Statement. If the parties are not able to agree on the amount of the Closing Liabilities within 15 days following the delivery of the Notice of Objection, the disagreement shall be settled in accordance with Section 9.10 of this Agreement.

(b) If the Closing Liabilities, as finally determined in accordance with Section 2(a), exceed $1,300,000 (the “Maximum Liability Amount”), Seller shall, not later than 10 days following the date of final determination of the Closing Liabilities, pay to Buyer the amount by which the Closing Liabilities exceed the Maximum Liability Amount to a wire account designated in writing by Buyer. Notwithstanding the foregoing, to the extent the Company, in the ordinary course of its business, may incur liabilities that would cause it to exceed the Maximum Liability Amount, it shall first obtain Buyer’s consent prior to incurring such excess liabilities and, if Buyer so consents, the Maximum Liability Amount shall be increased by the amount of such additional liabilities.

(c) In addition to the payment of the Purchase Price, subject to adjustment as described in Section 2(a) and (b), above, Buyer shall also pay to Seller at the Closing an amount equal to the aggregate pre-paid expenses paid by Seller on behalf of the Company as of the Closing, including without limitation, payroll expenses, insurance and lease payments. The pre-paid expenses as of the date hereof are set forth in Schedule 2(c), an update of which shall be provided to Buyer one (1) day prior to the Closing Date, which update shall not materially differ from the pre-paid expenses as set forth in Schedule 2(c).

3. Closing. The Closing (“Closing”) shall take place at the offices of Seller located at 180 Mount Airy Road, Suite 102, Basking Ridge, NJ 07920 commencing at 11:00 a.m., local time, on a date not earlier than May 24, 2007 and not later than three (3) business days following approval of the transactions contemplated by this Agreement by Seller’s stockholders (the “Last Closing Date”), or at such other time, date and place as may be mutually agreed upon in writing by the parties hereto (the "Closing Date"). All proceedings to take place at the Closing shall take place simultaneously, and no delivery shall be considered to have been made until all such proceedings have been completed. The Closing shall be deemed to have taken place at 11:59 p.m., local time, on the Closing Date.

At the Closing, Buyer shall pay the Purchase Price in cash as provided in Section 2, and Seller shall assign and transfer to Buyer good and valid title in and to the Shares, free and clear of all liens, by delivering to Seller a certificate representing the Shares, duly endorsed in blank or accompanied by duly executed stock powers in form reasonably satisfactory to Seller endorsed in blank. At the Closing, there shall also be delivered to Seller and Buyer the certificates and other documents to be delivered under Section 7.3 and Section 7.4 hereof.

4. Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Buyer:

4.1 Organization & Corporate Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing to do business. Seller has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a materially adverse effect upon the Company. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdictions, and each Subsidiary is duly qualified and in good standing to do business. The Company and each Subsidiary have all requisite corporate power and authority to conduct their respective businesses as is now being conducted and to own and lease the properties which each now owns and leases. The Articles of Incorporation and Bylaws, each as amended to date, of the Company and each of the Subsidiaries, as delivered to the Buyer prior to the date hereof, are true and complete copies thereof as currently in effect.

4.2 Authorization. This Agreement, and each and every other agreement, document and instrument to be executed by Seller in connection herewith, has been effectively authorized by all necessary action on the part of Seller, except for approval by the shareholders of Seller contemplated by Section 7.4(c), has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general application relating to or affecting creditors' rights and to general equity principles. The resolutions of Seller’s Board of Directors authorizing the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby, as delivered to the Buyer prior to the date hereof, are true and complete copies thereof as currently then in effect.

4.3 Capitalization. The authorized capital stock of the Company consists of 1,000 shares of Common Stock, $0.01 par value per share. As of the date hereof, there are 1,000 shares of Common Stock of the Company issued and outstanding, all of which are owned, beneficially and of record, by Seller. The authorized capital stock of the Subsidiaries is set forth in Schedule 4.3. (“Subsidiary Shares”), all of which are owned, beneficially and of record, by the Company. All Shares and Subsidiary Shares are (a) duly authorized, validly issued, fully paid and nonassessable, and (b) free and clear of (i) any lien, charge, mortgage, pledge, conditional sale agreement, or other encumbrance of any kind or nature whatsoever, and (ii) any claim as to ownership thereof or any rights, powers or interest therein by any third party, whether legal or beneficial, and whether based on contract, proxy or other document or otherwise. The delivery of a certificate at the Closing representing the Shares will transfer to Buyer good and valid title to the Shares, free of any liens or encumbrances. Except as set forth above, there are no shares of capital stock or other securities of the Company or the Subsidiaries issued, reserved for issuance or outstanding. As of the date hereof, there are no warrants, options, calls, commitments or other rights to subscribe for or to purchase from the Company or the Subsidiaries any capital stock of the Company or the Subsidiaries or any securities convertible into or exchangeable for any shares of capital stock, or any other securities of the Company or the Subsidiaries. There are no agreements pursuant to which the Company or any of the Subsidiaries is or may become obligated to issue any shares of its capital stock or any other securities, nor is there outstanding any commitment, obligation or agreement on the part of the Company or the Subsidiaries to repurchase, redeem or otherwise acquire any of the outstanding shares of its capital stock or other securities.

4.4 Subsidiaries. Schedule 4.4 attached hereto lists each corporation or other entity in which the Company holds at least a 50 percent ownership interest (each, a “Subsidiary” and, collectively, the “Subsidiaries”). Other than as identified on Schedule 4.4, neither the Company nor any Subsidiary own, beneficially or of record, any equity interest in any corporation, limited liability company, partnership, joint venture or other entity.

4.5 No Conflicts or Consents. Neither the execution and delivery of this Agreement, nor the consummation by Seller of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (a) conflict with or result in a breach of, violation of, or default under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which Seller, the Company or any of the Subsidiaries is a party or by which any of their respective assets or properties may be bound, or (b) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to Seller, the Company or any of the Subsidiaries, or any of their respective assets or properties. Other than the approval of Seller’s stockholders, no authorization, consent or approval of any public body or authority or any third party is necessary for the consummation by Seller of the transactions contemplated by this Agreement, other than those for which consent or approval has been obtained or which are immaterial.

4.6  Financial Statements. Seller has made available to Buyer unaudited financial statements of the Company for each of its fiscal years ended 2005 and 2006 (including those of Subsidiary consolidated from), consisting of the Company's consolidated balance sheets as of such dates and the related consolidated income statements and consolidated cash flow statements for the periods then ended. Such financial statements are (a) derived from the books and records of the Company and the Subsidiaries, which books and records have been consistently maintained in a manner which reflects, and such books and records do fairly and accurately reflect in all material respects, the assets and liabilities of the Company and the Subsidiaries, (b) fairly and accurately present in all material respects the financial condition of the Company and the Subsidiaries on the respective dates of such statements and the results of its operations for the periods indicated, and (c) have been prepared in all material respects in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved.

4.7 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the financial statements, the Company and the Subsidiaries have no existing uninsured liability or obligation (whether accrued, to become due, contingent or otherwise, excluding performance of agreements made in the ordinary course of business) which individually or in the aggregate could reasonably be expected to have a materially adverse effect on the assets or condition (financial or otherwise) of the Company or the Subsidiaries.

4.8 Absence of Certain Developments. Except as set forth on Schedule 4.8, since the date of the latest financial statements, there has been (a) no declaration, setting aside or payment of any dividend or other distribution with respect to the Shares or Subsidiary Shares, or redemption, purchase or other acquisition of any Shares or Subsidiary Shares or any split-up or other recapitalization relative to any Shares or Subsidiary Shares or any action authorizing or obligating the Company to do any of the foregoing; (b) no loss, destruction or damage to any material property or asset of the Company or any of the Subsidiaries, whether or not insured; (c) no acquisition or disposition of any material assets or any other transaction by the Company or any of the Subsidiaries otherwise than for fair value and in the ordinary course of business; (d) no discharge or satisfaction by the Company or any of the Subsidiaries of any lien or encumbrance or payment of any obligation or liability (absolute or contingent) other than current liabilities shown on the balance sheet of the latest financial statements, or current liabilities incurred since the date thereof in the ordinary course of business; (e) no sale, assignment or transfer by the Company or any of its Subsidiaries of any of its tangible or intangible assets except in the ordinary course of business, (f) no cancellation or waiver by the Company or any of its Subsidiaries of any debts, claims or obligations, or mortgage, pledge, subjection of any assets to any lien, charge, security interest or other encumbrance, or waiver by the Company or any of its Subsidiaries of any rights of value which, in any such case, are material to the business of the Company or any of its Subsidiaries; (g) no payment by the Company or any of its Subsidiaries of any bonus to or change in the compensation of any current or former director, officer or employee, whether directly or by means of any bonus, pension plan, contract or commitment; (h) no write-off or material reduction in the carrying value of any asset which is material to the business of the Company or any of its Subsidiaries; (i) no disposition or lapse of rights as to any intangible property which is material to the business of the Company or any of its Subsidiaries; (j) except for ordinary travel advances, no loans or extensions of credit to shareholders, officers, directors or employees of the Company or any of its Subsidiaries; (k) no change in accounting methods or practices; (l) no material tax election, (m) no transfer, assignment or license with respect to any Intellectual Property (as defined in Section 4.11); (n) no delay in payments of liabilities of the Company or any of its Subsidiaries as they became due and payable; (o) no amendment, termination of any Material Agreements (as defined in Section 4.18) and no cancellation, modification or waiver of debts or claims held by the Company or any of its Subsidiaries; and (p) no binding agreement to do any of the things described in this Section.

4.9 Tangible Personal Property; Real Property. The Company and each of its Subsidiaries has good and marketable title to, or in the case of leased equipment a valid leasehold interest in, and is in possession of, all items of personal property used by it in the current conduct its business, free and clear of all material title defects, mortgages, pledges, security interests, conditional sales agreements, liens, restrictions or encumbrances whatsoever. All leases of tangible personal property to which the Company or any of its Subsidiaries is a party and which are material to the business of the Company or any of its Subsidiaries are fully effective in accordance with their respective terms, and there exists no default on the part of the Company or any of its Subsidiaries or termination thereof. Each item of capital equipment reflected in the financial statements which is used in the current conduct of the Company's or any of its Subsidiaries’ business is in good operating and usable condition and repair, ordinary wear and tear excepted, and is suitable for use in the ordinary course of the Company’s or any of its Subsidiaries’ business, as applicable, and fit for its intended purposes. The personal property owned by the Company and its Subsidiaries constitute all of the personal property necessary to conduct the business of the Company and the Subsidiaries in the same manner as such is and since December 31, 2006 has been conducted by the Company and the Subsidiaries, except that the accounting software used by the Company is owned by the Seller.

The Company owns no real property.

4.10 Taxes.

(a) The Company, the Subsidiaries and Seller (“Filers”) have timely filed all returns, declarations, reports, or information returns or statements relating to Taxes (as defined below) with respect to their businesses, including any schedule or attachment thereto and including any amendment thereof (“Tax Returns”) that are required to be filed under federal, state, local or foreign law. All such Tax Returns were complete in all material respects. All Taxes owed by Filers with respect to the business of the Company (whether or not shown on any of said Tax Returns) have been paid for all periods for which Tax Returns have been filed. No Filer is currently the beneficiary of any extension of time within which to file any Tax Return, other than with respect to extensions filed by Seller and the Company relating to federal and State of New Jersey Tax Returns for 2006. No outstanding claim has been made by any authority in a jurisdiction where Filers do not file Tax Returns that Seller or the Company may be subject to taxation by that jurisdiction.

(b) Seller has withheld and accrued or paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party relating in any manner to the business of the Company or any of its Subsidiaries.

(c) There is no dispute or claim concerning any Tax liability relating in any manner to the Company or any of its Subsidiaries either (i) claimed or raised by any authority or (ii) as to which Seller has knowledge based upon personal contact or correspondence with any agent of such authority.

(d) For purposes of this Agreement, “Tax” or “Taxes” means any federal, state, county, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the U.S. Internal Revenue Code of 1986, as amended), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, facility, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

4.11 Intellectual Property.“Intellectual Property” shall mean (a) any and all inventions, technology, patents, and reissuances, continuations, continuations-in-part, divisions and reexaminations of such patents, (b) trademarks, service marks, trade dress, logos, trade names, domain names and corporate names, including all goodwill associated therewith, (c) copyrightable works and copyrights (including software, databases, data and related documentation), (d) mask works, (e) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), and (f) all registrations, applications, renewals, and recordings which are material to the business as current conducted, including the Intellectual Property set forth on Schedule 4.11.

(a) To the knowledge of Seller, the Company and each Subsidiary either owns the entire right, title, and interest to, or holds an existing, valid and enforceable license to use, including the license set forth in Schedule 4.11(a), all the Intellectual Property material to its business as currently conducted;

(b) There are no actions instituted or, to the knowledge of Seller, threatened by any third party pertaining to, or challenging, the Company’s or any Subsidiary’s use of, or right to use, any Intellectual Property, except as set forth in Schedule 4.11(b), attached hereto;

(c) To the knowledge of Seller, neither the Intellectual Property of the Company and the Subsidiaries nor the conduct of the respective businesses of the Company and the Subsidiaries infringes in any material respect any Intellectual Property of any third party, except as set forth in Schedule 4.11 (c), attached hereto;

(d) To the knowledge of Seller, no third party is infringing upon any Intellectual Property of the Company or any Subsidiary, except as set forth in Schedule 4.11 (d), attached hereto; and

(e) All employees and consultants of the Company or its Subsidiaries have signed non-disclosure agreements related to the Company’s or Subsidiaries Intellectual Property Rights and such agreements are currently in full force and effect.

4.12 No Pending Litigation or Proceedings. There are no actions, suits or proceedings pending or, to Seller’s knowledge, threatened against or affecting the Company or any of its Subsidiaries (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or, to Seller’s knowledge, affecting any of the current or former shareholders, officers or directors of the Company in connection with the business, operations or affairs of the Company. Neither Seller, the Company nor any Subsidiary has, during the past two years, been threatened with any action, suit, proceedings or claim (including actions, suits, proceedings or claims where its liabilities may be adequately covered by insurance) for personal injuries allegedly attributable to products sold or services performed by the Company asserting a particular defect or hazardous property in any of the Company’s products, services or business practices or methods, nor has the Company been a party to or threatened with proceedings brought by or before any federal or state agency; and, to Seller’s knowledge, there are no defects or hazardous property, claimed or actual, in any such product, service or business practice or method.

4.13 Labor Relations. To Seller’s knowledge, the Company and each of its Subsidiaries is in compliance in all material respects with applicable laws with respect to labor relations, employment and employment practices, occupational safety and health standards, terms and conditions of employment, human rights, pay equity and workers’ compensation, and is not involved in any unfair labor practices. The Company and each of its Subsidiaries has no obligations under any collective bargaining agreement or other contract with a labor union nor, to Seller’s knowledge, is any union, labor organization or group of employees of the Company or any of its Subsidiaries presently seeking the right to enter into collective bargaining with the Company or any of its Subsidiaries on behalf of any of its employees. Seller has made available to Buyer a copy of all written personnel policies, including without limitation vacation, severance, bonus, pension, profit sharing and commissions policies, applicable to any of the Company’s and Subsidiaries’ employees. Each of the Company’s and Subsidiaries’ employment agreements are in full force and effect and no event has occurred on the Company’s part, or, to the knowledge of the Company, on the employee’s part, which, with notice or lapse of time or both, would constitute a material breach or cause for termination under such employment agreements.

4.14 Compliance with Laws. The Company and each of the Subsidiaries hold all licenses, franchises, permits, authorizations and regulatory approvals necessary for the lawful conduct of its business as presently conducted, and has complied with all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it, with respect to any part of the conduct of its business and corporate affairs, where the failure to so hold or comply could reasonably be expected to have a material adverse affect upon the Company’s or Subsidiaries’ condition (financial or otherwise), business, assets or properties.

4.15 Environmental Matters. To Seller’s knowledge, neither the Company nor any of its Subsidiaries has used, generated, manufactured, installed, released, discharged, stored or disposed of any Hazardous Materials (as defined below) on, under, in or about the site of any real property owned, leased or otherwise occupied by the Company or any of its Subsidiaries, other than substances commonly used in research and development and chemical process manufacturing and used and disposed of in accordance with all relevant rules and regulations. The term “Hazardous Materials” shall mean any substance, material or waste which is regulated by any local government authority or the United States Government.

4.16 [Reserved]

4.17 Related Party Transactions. Except as set forth on Schedule 4.17, there will be no related party transactions between the Company or Subsidiaries on the one hand and officers, directors, or the Seller on the other hand in existence as of the Closing, and there are no debts, liabilities or obligations between Seller and the Company or any of its Subsidiaries that will not by their terms or otherwise terminate on or before the Closing.

4.18 Material Contracts.  Schedule 4.18 sets forth each contract, as of March 30, 2007, to which the Company or a Subsidiary is a party and under the terms of which: (a) the obligation of the Company or the Subsidiary thereunder exceeds $50,000; or (b) the remaining noncancellable term of such Contract is more than one (1) year (each, a “Material Contract,” and together, the “Material Contracts”). Each Material Contract is: (i) a legal, valid, and binding obligation of the Company or the Subsidiary party thereto: (ii) enforceable against the Company or the Subsidiary party thereto in accordance with its terms; (iii) is in full force and effect; and (iv) not in material default by the Company, or, to the knowledge of the Company, the other party, and no event has occurred on the Company’s part, or, to the knowledge of the Company, on the other party’s part, which, with notice or lapse of time or both, would constitute a material breach or material default, or permit termination, modification or acceleration, under the Material Contract.

4.19  Insurance.  The Seller maintains, and through the Closing Date will maintain, adequate insurance including self-insurance insuring the operations of the Company' and Subsidiaries’ business. All policies of insurance of any kind maintained, owned or held by Seller which cover Company' and Subsidiaries’ business are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation or termination. The insurance policies are sufficient for compliance with all requirements of applicable laws and all agreements to which the Company or any of the Subsidiaries is a party.

4.20 ERISA. Schedule 4.20 lists each employee benefit plan that the Company or any of its Subsidiaries maintains or to which the Company or any of its Subsidiaries contributes or has any obligation to contribute.

(a) Each such employee benefit plan (and each related trust, insurance contract or fund) has been maintained, funded and administered in accordance with the terms of such employee benefit plan and complies in form and in operation in all material respects with the applicable requirements of the Employee Retirement Income Security Act (“ERISA”), the Internal Revenue Code (the “Code”), and other applicable laws.

(b) All required reports and descriptions have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such employee benefit plan.  The requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) have been met in all material respects with respect to each such employee benefit plan.  All contributions that are due have been made within the time periods prescribed by ERISA and the Code to each such employee benefit plan.  Each such employee benefit plan has received a determination from the Internal Revenue Service that such employee benefit plan is a "qualified plan" under Code sec. 401(a), and Sellers are not aware of any facts or circumstances that could adversely affect the qualified status of any such employee benefit plan.

4.21 Broker’s or Finders. Seller has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or similar payment in connection with the transactions contemplated hereby.

5. Representations & Warranties of Buyer.

Buyer hereby represents and warrants to Seller as follows:

5.1 Organization & Authorization. Buyer is a corporation duly organized, validly existing and in good standing under the State of Delaware. Buyer has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement, and each and every other agreement, document and instrument to be executed by Buyer in connection herewith, has been effectively authorized by all necessary action on the part of Buyer, has been duly and validly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equity principles. The resolutions of Buyer’s Board of Directors authorizing the execution and delivery of this Agreement by Buyer, which have previously been provided to Seller by Buyer, are true and complete copies thereof as currently in effect.

5.2 Consents. Except as already set forth, no authorization, consent or approval of any public body or authority or any third party is necessary or required to be obtained by Buyer, and no filings, registrations or declarations are required to be filed by Buyer, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, other than consents or approvals that have been obtained.

5.3 No Pending Material Litigation or Proceedings. There are no actions, suits or proceedings pending or, to Buyer’s knowledge, threatened, against or affecting Buyer (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, which might prevent the purchase of the Shares by Buyer from Seller pursuant to this Agreement or the performance by Buyer of any of the obligations to be performed by Buyer hereunder.

5.4 Broker’s or Finders. Buyer has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or similar payment in connection with the transactions contemplated hereby.

6. Covenants of the Parties.

Seller and Buyer hereby covenant to and agree with the other that between the Effective Date and the Closing:

6.1 Access to Properties and Records; Confidentiality.

(a) Except as set forth in subsection (b), the Company shall give Buyer and its authorized representatives full access in business hours, in such a manner as not unduly to disrupt normal business activities nor to cause undue anxiety to the Company’s employees, to any and all of their premises, properties, contracts, books, records and affairs, and Seller will cause the officers of the Company to furnish any and all data and information pertaining to their business that Buyer may from time to time reasonably require.

(b) Buyer will not, without the prior written consent of Seller’s Chief Executive Officer (which consent may be given by email), initiate any discussions or other communications, directly or indirectly, whether in person, by telephone, through written correspondence, email or otherwise, with (i) any employee (whether at the Company’s Princeton, NJ or Jiashan, China facilities), consultant, supplier, vendor, customer or licensor of the Company, or (ii) with any other person or entity, including their respective representatives, with which Seller has engaged in discussions concerning the sale of the Company including, without limitation, any parties listed on Schedule 6.1 hereof. Notwithstanding the foregoing, the parties understand and acknowledge that Buyer may wish to engage in discussions with Michael Cannarsa and Ken Li (the “Designated Employees”), both of whom are current Company employees, concerning transition and other matters relating to the operation of the Company’s business following the Closing (an “Authorized Discussion”). To the extent Buyer desires to initiate an Authorized Discussion, it shall first notify Seller’s Chief Financial Officer, Brian Lenz, of its desire to so engage in such discussion, providing reasonable advance notice of the proposed time thereof. To the extent any Authorized Discussion occurs, Mr. Lenz shall be allowed to be present or otherwise participate. However, nothing in this Section 6.1 shall prohibit Buyer from engaging in discussions concerning the transaction under this Agreement with its advisors, attorneys and lenders.

(c) Between the date hereof and the Closing Date, the parties hereto agree that no party shall, without the prior written consent of the others as to substance, existence and timing, disclose publicly or to any third party the existence of this Agreement or the terms and conditions hereof, or any prior correspondence or any subsequent negotiations between the parties, including any confidential information obtained thereby, except to the extent required by law, securities exchange rules or regulations applicable to the parties or their affiliates, or in connection with discussions between the Buyer and its lenders. The parties will cooperate with each other to coordinate any and all public statements and releases with respect to the transactions contemplated hereby. Following the Closing, Seller shall keep confidential and shall not disclose to any third party all information not then in the public domain relating in any manner to the Company. The parties further agrees that, until the Closing, or in the event of termination without Closing, that certain existing Confidentiality Agreement dated March 28, 2007 between Buyer and Seller shall survive and continue in full force and effect in accordance with its stated terms.

6.2 Exclusivity. From the Effective Date until the earliest of (a) the Last Closing Date, (b) the Closing, or (c) such earlier date as this Agreement is terminated, neither Seller, the Company nor any of their respective affiliates, subsidiaries, directors, officers, employees, representatives or agents, shall directly or indirectly, alone or with others, solicit, encourage or initiate any offer or proposal from, or engage in or continue any discussions or negotiations with or provide any additional information to, or accept any offer from, any person, entity or group (other than Seller and its officers, directors, employees, advisors, agents and representatives) concerning any inquiries or proposals for (a) the acquisition of all or any material part of the Company's capital stock or assets (other than the sale of inventory in the ordinary course of business), (b) any merger, consolidation, joint venture or other material business venture or material transaction involving the Company (other than in the ordinary course of business), or (c) any other transaction that is inconsistent with the transactions contemplated by this Agreement. Notwithstanding the foregoing, prior to receipt of the approval of the Seller’s stockholders to the sale of the Shares as contemplated hereby, Seller may, to the extent required by the fiduciary obligations of Seller’s Board of Directors, as determined in good faith by it based on the advice of outside counsel, in response to a Company Takeover Proposal that was not solicited by Seller and that did not otherwise result from a breach or a deemed breach of this Section 6.2, (x) furnish information with respect to the Company to any person pursuant to a customary confidentiality agreement (as determined by Seller’s independent counsel) and (y) participate in discussions or negotiations (including solicitation of a revised Company Takeover Proposal) with such person regarding any Company Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any executive officer of Seller or any affiliate, director or investment banker, attorney or other advisor or representative of Seller, whether or not such person is purporting to act on behalf of Seller, the Company or otherwise, shall be deemed to be a breach of this Section 6.2 by Seller. For purposes of this Agreement, “Company Takeover Proposal” means any proposal or offer for a merger, consolidation, acquisition, dissolution, recapitalization, or other business combination involving Company, any proposal for the issuance by the Company of a material amount of its equity securities as consideration for the assets or securities of another person or any proposal or offer to acquire in any manner, directly or indirectly, a material equity interest in, any voting securities of, or a substantial portion of the assets of, the Company, other than the transactions contemplated hereby.

6.3 Corporate Existence, Rights and Franchises.  Seller shall take all necessary actions to cause the Company and Subsidiaries to maintain in full force and effect their respective corporate existence, rights, franchises and good standing. No change shall be made to the Articles of Incorporation or Bylaws of the Company or the Subsidiaries.

6.4 Insurance. Seller shall take all necessary actions to cause the Company to maintain in force until the Closing all of its existing insurance policies, subject only to variations in amounts required by the ordinary operation of their business.

6.5 Conduct of Business in the Ordinary Course. Seller shall not permit to be done any act which would result in the breach of any of the covenants of the Company contained herein or which would cause the representations and warranties of the Company contained herein to become untrue or inaccurate as of any date subsequent to the date hereof. Without limiting the generality of the foregoing, except as may be contemplated by this Agreement, Seller shall take all necessary actions to cause the Company to (a) operate its business diligently in the ordinary course of business as an ongoing concern, and will use its best efforts to preserve intact its organization and operations at current levels and to make available to Buyer the services of present employees and to preserve for Buyer relationships with its suppliers and customers and others having business relationships with the Company; (b) maintain in reasonable operating condition, ordinary wear and tear excepted, all of the Company’s assets and properties; (c) maintain the books, accounts and records of the Company in the usual, regular and ordinary manner, on a basis consistent with past practice in recent periods; (d) refrain from entering into any contract, agreement, sales order, lease, capital expenditure or other commitment of a value in excess of $50,000 (other than purchases of raw materials and sales of inventory in the ordinary course of business), or from modifying, amending, canceling or terminating any of such contracts, agreements, leases or other commitments presently in force, except as expressly contemplated by this Agreement, without the prior approval of Buyer (which approval shall not be unreasonably withheld or delayed and which may be verbal to be followed by written confirmation); (e) refrain from paying any dividend, or making any other distribution in respect of, or from redeeming, the Shares or Subsidiary Shares; and (f) refrain from issuing any capital stock or other securities convertible into capital stock.

6.6 Risk of Loss. In the event that all or a material part of the assets or properties of the Company, taken as a whole, are destroyed, substantially damaged, or their use substantially impaired, prior to the Closing, or are taken by eminent domain by any governmental entity, Buyer shall be entitled to elect within fifteen (15) business days of notice thereof to terminate this Agreement, in which case all parties hereto shall pay their own expenses. In the event that Buyer elects not to terminate this Agreement as provided immediately above, Buyer shall have a period of fifteen (15) business days within which to obtain the agreement of Seller as to an appropriate adjustment to the aggregate Purchase Price for the Shares, at the end of which period this Agreement shall terminate if such further agreement has not been reached, and all parties shall pay their own expenses.

6.7 Best Efforts; Consents. Each of the parties shall use its best efforts to obtain any and all necessary permits, approvals, qualifications, consents, releases or authorizations from third parties and governmental authorities which are required to be obtained prior to the Closing or which the failure to obtain would have a material adverse effect on the Company after Closing, and shall use its best efforts to close the transactions contemplated by this Agreement at the terms set forth herein, and to make or complete all filings, proceedings and waiting periods required to be made or completed prior to the Closing. The foregoing shall include Seller causing the Company to use its best efforts to obtain consents, in form and substance satisfactory to Buyer, from any and all lienholders and those holding security interests in their assets, to all of the transactions contemplated by this Agreement.

6.8 No Equitable Conversion. Prior to the Closing, neither the execution of this Agreement nor the performance of any provision contained herein shall cause either Buyer, on the one hand, or the Company or Seller, on the other hand, to be or become liable for or in respect of the operations or business of the other, for the cost of any labor or materials furnished to or purchased by the other, for compliance with any laws, requirements or regulations of, or taxes, assessments or other charges now or hereafter due to, any governmental authority, or for any other charges or expenses whatsoever pertaining to the conduct of the business or the ownership, title, possession, use or occupancy of the property of the other, and each hereby agrees to indemnify and hold the other harmless from any such liability.

6.9 Assignment of Lease. Effective as of the Closing, Seller shall assign to Buyer, and Buyer agrees to accept from Seller, an assignment of all of Seller’s right, title and interest in and to that certain Lease Agreement dated March 28, 2003, as amended through January 19, 2006 (the “Lease Agreement”), between Seller and Princeton Corporate Plaza, LLC (“Lessor”). Seller’s lease relating to the Company’s Princeton, New Jersey facility. The parties will reasonably cooperate in obtaining the consent of the Lessor under such lease to the extent required by the terms and conditions of the Lease Agreement.

7. Conditions to the Obligations of the Parties.

The respective obligations of the parties hereto to consummate the transactions contemplated hereby shall be subject to the fulfillment or written waiver, at or prior to the Closing, of the following conditions:

7.1 Regulatory Approvals and Third Party Consents. There shall have been obtained any and all permits, approvals and qualifications of, and there shall have been made or completed all filings, proceedings and waiting periods, required by any governmental body, agency or regulatory authority which are required for the consummation of the transactions contemplated hereby. All necessary consents of third parties shall have been obtained, including the Lessor’s consent as described in Section 6.9 hereof and consents set forth on Schedule 7.1.

7.2 No Action or Proceeding. No claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of material damages or other relief in connection therewith.

7.3 Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement are expressly subject to the satisfaction of each of the further conditions set forth below, any or all of which may be waived by Buyer in whole or in part in writing:

(a) Seller shall have performed the agreements and covenants required to be performed by Seller under this Agreement prior to the Closing, there shall have been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, business or prospects of the Company, as a whole, since the date hereof, and the representations and warranties of Seller contained herein shall, except as contemplated or permitted by this Agreement or as qualified in a writing dated as of the date of the Closing delivered by Seller to Buyer and accepted by Buyer, be true in all respects on and as of the Closing Date as if made on and as of such date, and Buyer shall have received a certificate, dated as of the Closing Date, signed by the President of Seller, reasonably satisfactory to Buyer and its counsel, to such effect.

(b) Seller shall have provided Buyer with certified copies of resolutions (certified as of the Closing Date as being in full force and effect by the Secretary of Seller) duly adopted by the Board of Directors and the shareholders of Seller authorizing the making and performance by Seller of this Agreement.

7.4 Obligations of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement are expressly subject to the satisfaction of each of the further conditions set forth below, any or all of which may be waived, in whole or in part, by Seller in writing:

(a) Buyer shall have performed the agreements and covenants required to be performed by Buyer under this Agreement prior to the Closing, and the representations and warranties of Buyer contained herein shall, except as contemplated or permitted by this Agreement or as qualified in a writing dated as of the date of the Closing delivered by the Buyer to Seller and accepted by Seller, be true in all respects on and as of the date of Closing as if made on and as of such date, and Buyer shall have provided Seller with a certificate, dated as of the Closing Date, signed by the President of Buyer, reasonably satisfactory to the Company and its counsel, to such effect.

(b) Buyer shall have provided Seller with certified copies of resolutions (certified as of the Closing Date as being in full force and effect by the Secretary of Buyer) duly adopted by the Board of Directors of Buyer authorizing the making and performance by Buyer of this Agreement.

(c) Seller’s stockholders shall have ratified and approved the transactions contemplated herein.

8. Termination of Obligations; No Survival of Liabilities.

8.1 Termination of Agreement. Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement may be terminated by either party in writing if the Closing does not occur on or before the close of business seven days after the Last Closing Date (“Termination Date”), and may otherwise be terminated at any time before the Closing as follows and in no other manner:

(a) Mutual Consent. By mutual written consent of Buyer and Seller.

(b) Conditions to Buyer's Performance Not Met. By Buyer in writing if any event beyond its reasonable control occurs which would render impossible the satisfaction of one or more conditions set forth in Sections 7.1, 7.2 and 7.3 to consummate the transaction.

(c) Conditions to Seller’s Performance Not Met. By Seller in writing if any event beyond its reasonable control occurs which would render impossible the satisfaction of one or more conditions set forth in Sections 7.1, 7.2 and 7.4 to consummate the transaction.

(d) Breach of Representation, Warranty or Covenant. By Buyer or Seller in writing if there has been a material misrepresentation or material breach on the part of the other party in its representations, warranties and covenants set forth herein, which, if curable, has not been cured within ten (10) days after receipt of written notice from the other party of its intention to terminate if such misrepresentation or breach continues.

(e) Risk of Loss. Pursuant to the terms set forth in Section 6.6 above.

8.2 Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned, this Agreement shall become void and of no further force and effect, except for the provisions of (a) Section 6.1(b) relating to the obligations to keep confidential certain information and data, (b) Section 9.1 and 10.2 relating to certain expenses, (c) Section 9.10 relating to arbitration, (d) Section 10.1 relating to provision of notices, (e) Section 10.6 relating to choice of law, and (f) this Section 8.2; provided, however, that if any party hereto intentionally and in bad faith fails to perform its obligations in this Agreement or intentionally and in bad faith fails to perform acts that are reasonably necessary to the fulfillment of conditions hereof or intentionally and in bad faith prevents the fulfillment of a condition in this Agreement, the other party may seek any available legal and equitable remedies in addition to those provided herein. The Escrow Agreement between the parties, dated March 29, 2007, shall remain in effect and the Escrow Funds (as defined therein) shall be distributed in accordance with the provisions therein.

9. Additional Agreements of the Parties.

9.1 Taxes & Expenses.

(a) Except as otherwise expressly provided in subsection (b) immediately below, each of Seller and Buyer shall pay all of their own respective taxes, attorneys’ fees and other costs and expenses payable in connection with or as a result of the transactions contemplated hereby and the performance and compliance with all agreements and conditions contained in this Agreement respectively to be performed or observed by each of them.

(b) Seller shall pay any and all income taxes which become due on account of the sale and transfer of the Shares to Buyer, and Buyer shall pay any and all sales, transfer and use taxes, if any, related thereto, each while reserving the right to contest any assessment of taxes as a consequence of the sale and transfer of the Shares.

9.2 Survival of Representations & Warranties.

(a) The representations and warranties contained herein and in any other document or instrument delivered by or on behalf of a party pursuant hereto, shall survive the Closing for a period of six (6) months from the Closing Date (the “Warranty Period”) and shall thereafter be terminated and of no further force or effect, except that the representations set forth in Sections 4.3 and 4.4 shall survive indefinitely. The covenants and agreements contained herein and in any other document or instrument delivered by or on behalf of a party hereto shall survive the Closing, to the extent not waived, until terminated or extinguished by the applicable terms of this Agreement or other document.

(b) Nothing contained in Section 9.2 shall in any way affect any obligations of any party under this Agreement that are to be performed, in whole or in part, after the Closing, nor shall it prevent or preclude either party from pursuing any and all available remedies at law or in equity for actual fraud or felonious criminal activity (as such criminal activity is evidenced by a conviction before a court of competent jurisdiction). After expiration of the Warranty Period, a party’s sole recourse shall be for claims of actual fraud or felonious criminal activity.

9.3 Indemnification of Buyer. Seller shall indemnify, defend and hold Buyer and its officers, directors, agents and employees, and each person, if any, who controls or may control Buyer (individually a “Buyer Indemnified Person” and collectively the “Buyer Indemnified Persons”) harmless from and against any liability, loss, cost, expense, claim, lien or other damage, including, without limitation, reasonable attorneys’ fees and expenses (all of the foregoing items for purposes of this Agreement are referred to as “Damages”), resulting from, arising out of or incurred with respect to:

(a) subject to Sections 9.2, 9.5 and 9.6, any inaccuracy in a representation or warranty of Seller herein or in any other document or instrument delivered by or on behalf of a party pursuant hereto (subject, with respect to any representation or warranty in this Agreement, to the timely submission of the Claim(s) respecting such representation or warranty prior to the expiration of the applicable period specified in Section 9.2); and

(b) subject to Section 9.5 (the limitations of which, however, shall not apply to the covenants in Section 9.11) and Section 9.6, any breach of a covenant or agreement of Seller herein (provided, however, that with respect to any covenant or agreement in this Agreement, Seller’s indemnification obligation shall be subject to the timely submission of the Claim(s) respecting such covenant or agreement prior to the expiration of the applicable period specified in Section 9.2).

9.4 Indemnification of Seller. Buyer shall indemnify and hold Seller and its officers, directors, agents, and employees, successors and assigns (each, a “Seller Indemnified Person,” and collectively, the “Seller Indemnified Persons”) harmless from and against any Damages resulting from, arising out of or incurred with respect to:

(a) subject to Sections 9.2, 9.5 and 9.6, any inaccuracy in or breach of a representation or warranty of Buyer in this Agreement or in any other document or instrument delivered by or on behalf of a party pursuant hereto (subject to the timely submission of the Claim(s) respecting such representation or warranty prior to the expiration of the applicable period specified in Section 9.2); and

(b) subject to Section 9.5 (the limitations of which, however, shall not apply to the covenants in Section 9.11) and Section 9.6, any breach of a covenant or agreement of Buyer herein (subject to the timely submission of the Claim(s) respecting such covenant or agreement prior to the expiration of the applicable period specified in Section 9.2).

9.5 Indemnification Threshold; Maximum Liability; Limitations. No party hereto shall have any liability to the other party for inaccuracies in, breaches or violations of or defaults under representations, warranties, covenants (other than the covenants included in Section 9.11) or agreements under this Agreement unless and until the gross aggregate amount of such first party’s claims against the other party for any such inaccuracies, breaches, violations and defaults exceeds $75,000, and, thereafter, only for such amounts as may exceed $75,000 (the “Liability Floor”). Despite anything to the contrary in this Agreement or otherwise, a party’s maximum aggregate liability arising under or relating in any manner to this Agreement or the transactions contemplated herein shall be $1,700,000 (the “Liability Cap”). Notwithstanding the foregoing, the provisions of this Section shall not apply to Damages resulting from (a) Seller’s actual fraud or felonious criminal activity (as such criminal activity is evidenced by a conviction before a court of competent jurisdiction), and (b) breaches of Sections 4.3, 4.4 or 4.10.

9.6 Procedures for Indemnification.

(a) Subject to the other provisions of this Section 9, Buyer Indemnified Person(s) or Seller Indemnified Person(s) may seek indemnification (the “Indemnified Person”) from the other (the “Indemnifying Person”) for any Damages with respect to any indemnification claim of the Indemnified Person under this Agreement (a “Claim”) by promptly (and in any event, no later than ninety (90) days after any such Indemnified Person first has any knowledge of such Damages or Claim) providing written notice (a “Claim Notice”) during any applicable Warranty Period to the Indemnifying Person specifying in reasonable detail the Damages claimed (and a reasonable estimate thereof), the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, the nature of the misrepresentation, breach of warranty, covenant, agreement or claim to which such item is related, and all material facts in the knowledge of such Indemnified Person or to which it reasonably has access pertaining to such Claim. If the Indemnifying Person with respect to such Claim: (i) agrees with the Indemnified Person with respect to such Claim, a memorandum setting forth such agreement shall be prepared and signed by both parties; or (ii) disputes the existence or the amount of such Claim, the Indemnifying Person shall notify the Indemnified Person in writing (with reasonable specificity) within twenty (20) days following the Indemnifying Person’s receipt of the Claim Notice (the “Response Notice”) and the parties will negotiate in good faith to resolve such Claim for up to thirty (30) days or such other period of time as the parties mutually agree (and, if the parties should then agree with respect to such Claim, a memorandum setting forth such agreement shall be prepared and signed by both parties).

(b) If (i) no Response Notice is received by the Indemnified Person within twenty (20) days after the Indemnifying Person’s receipt of any particular Claim Notice, or (ii) the parties are unable to agree within the thirty (30) day negotiation period specified in Section 9.6(a) after the Indemnified Person’s receipt of any particular Response Notice, then the Claim at issue will be deemed disputed and the matter shall be promptly submitted to arbitration under the provisions of Section 9.10. Any decision of the arbitrator with respect to both the existence and amount of such Claim shall be final and binding on the parties hereto.

9.7 Third-Party Claims. In the event a Buyer Indemnified Person becomes aware of any third-party claim which could result in Damages for which it or any other Buyer Indemnified Person may be entitled to indemnification hereunder, such Buyer Indemnified Person shall promptly notify Seller in writing of such third party claim, and Seller shall be entitled, at its own expense, to participate in any defense of such claim. Unless the Buyer Indemnified Persons first waive any and all rights to claim Damages against any Seller Indemnified Person with respect to such third party claim, Buyer shall not settle any such third party claim without the consent of Seller. In the event that Seller has consented to any settlement, including the amount, of any third party claim to which any Buyer Indemnified Person is entitled to indemnification under this Section 9, Seller shall have no power or authority to object under any provision of this Section 9 to the amount of such Claim by Buyer for indemnity with respect to such settlement.

9.8 Knowledge of Breach. Notwithstanding anything to the contrary in this Agreement, in the event Buyer has knowledge at the time of execution of this Agreement of any inaccuracy in, breach or violation of or default under any of Seller’s representations, warranties, covenants or agreements contained in this Agreement, then Buyer shall be precluded following the Closing from recovering any Damages or other relief (whether under Section 9 of this Agreement or otherwise, but not including under Section 2 of this Agreement) from Seller with respect to such inaccuracy, breach, violation or default. Notwithstanding anything to the contrary in this Agreement, in the event Seller has knowledge at the time of execution of this Agreement of any inaccuracy in, breach or violation of or default under any of Buyer’s representations, warranties, covenants or agreements contained in this Agreement, then Seller shall be precluded following the Closing from recovering any Damages or other relief (whether under Section 9 of this Agreement or otherwise) from Buyer with respect to such inaccuracy, breach, violation or default. As a result of due diligence, the parties may mutually agree to amend this Agreement prior to Closing to correct any inaccuracy in any representation, warranties, covenants or agreements contained herein.

9.9. Exclusive Remedy. Except with respect to Seller’s fraud or felonious criminal activity (as such criminal activity is evidenced by a conviction before a court of competent jurisdiction and any related Damages, indemnification pursuant to this Section 9 shall be each Buyer Indemnified Person’s sole and exclusive legal remedy for any and all Damages (including, without limitation, those articulated in any and all Claims) arising with respect to the transactions contemplated by this Agreement, (including without limitation, any and all claims arising from any inaccuracies in or breach of any representation, warranty, agreement or covenant by Seller (or any other Seller Indemnified Person) contained in this Agreement or in any other document or instrument delivered by or on behalf of a party pursuant hereto, except for injunctive relief or specific performance in connection with the enforcement of Section 6.1, Section 6.2 and Section 9.11.

9.10 Arbitration.

(a) Except for injunctive relief or specific performance in connection with the enforcement of Section 6.1, Section 6.2 and Section 9.11, any and all disputes, controversies and claims whether of law or fact and of any nature whatsoever respecting this Agreement (including, without limitation, any and all Claims under Section 9) shall be exclusively decided by binding arbitration in the State of New Jersey. The arbitration shall be conducted under and in accordance with the rules of The American Arbitration Association (the “Arbitration Rules”).

(b) The arbitrator shall be selected as follows: In the event the parties to a dispute to be decided by arbitration pursuant to this Section 9.10 agree in writing on an arbitrator, the arbitration shall be conducted by such arbitrator. In the event that the parties are unable to select an arbitrator within thirty (30) days after the date an issue is submitted to arbitration hereunder, the arbitrator shall be appointed in accordance with the Arbitration Rules. The parties to the arbitration shall equally bear the fees and expenses of the arbitrator.

(c) At the written request of any party to the arbitration, the arbitration proceedings will be conducted in the utmost secrecy, in such case all documents, testimony and records shall be received, heard and maintained by the arbitrator(s) in secrecy under seal, available for the inspection only of the parties to such arbitration and their respective approved agents, who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall have, without any violation of this paragraph, become generally and publicly known. Notwithstanding the foregoing, a party may publicly disclose such information relating to the arbitration as deemed by its legal counsel to be required by law.

(d) The arbitrator shall be able to decree any and all relief of an equitable nature, including, but not limited to, such relief as a temporary restraining order, a temporary or a permanent injunction, and shall also be able to award actual damages, subject to compliance with the Liability Floor and Liability Cap set forth in Section 9.5 and excluding all punitive, special, consequential and incidental damages. The final decision of the arbitrator shall constitute a conclusive determination of the matter in question, shall be binding upon the parties hereto and shall not be contested by any of them. The decree or judgment of an award rendered by the arbitrator may be entered in any court having competent jurisdiction thereof.

9.11 Covenant Not to Compete and Non-Solicitation. Neither Seller nor any entity controlling, controlled by or under common control with Seller (an “Affiliate”) shall, at any time within a ten (10) year period commencing immediately following the Closing (the “Effective Period”), directly or indirectly engage in, or have any interest of more than five (5) percent in any person, firm, corporation or business (whether as an agent, security holder, creditor, contractor or otherwise) that engages in the design, development, marketing, manufacture and/or sale of any product which is the same as or directly competitive with any product manufactured, marketed or sold by the Company as of the Closing Date (the “Company’s Business”), in any area throughout the world (the “Territory”). It is expressly understood and agreed that Buyer is purchasing the Shares for the purpose of causing the Company to continue to engage in the Company’s Business in the Territory. Notwithstanding anything to the contrary hereinabove, nothing contained herein shall prevent a third party from acquiring Seller at any time, even if such third party sells one or more products which are the same as or directly competitive with the Company’s Business. For a period of five (5) years after Closing, Seller or its Affiliates will not, directly or indirectly, induce or attempt to induce any customer of the Company or any of its Subsidiaries to reduce or cease doing business with the Company or such Subsidiary, or solicit the business of any customer of the Company’s Business; provided, however, that nothing herein shall restrict Seller from soliciting the business of any such customer with respect to any business, transaction or other relationship that does not compete with the Company’s Business. For a period of five (5) years after Closing, Seller or its Affiliates will not directly or indirectly initiate any offer of employment to, or in any other manner solicit the services of, any person who is an employee of the Company or any of its Subsidiaries as of the date of termination or expiration for employment by Seller with respect to a business that competes with the Company’s Business, unless Seller first obtains Seller’s prior written consent or such person’s relationship with the Company has been terminated for at least six (6) months prior thereto. In the event that this Agreement is terminated or expires without Closing for any reason, then for a period of two (2) years thereafter, Buyer will not directly or indirectly initiate any offer of employment to, or in any other manner solicit the services of, any person who is an employee of the Company as of the date of termination or expiration, unless Buyer first obtains Seller’s prior written consent or such person’s relationship with the Company has been terminated for at least six (6) months prior thereto. The parties agree that a breach of the foregoing covenants may cause irreparable damage to the non-breaching party, the extent of which may be difficult to ascertain, and that the award of damages may not be adequate relief. Therefore, the parties agree that, in the event of a breach or a threatened breach of those covenants, the non-breaching party may institute an action to compel the specific performance of the covenants. The parties further consent to the granting of such remedy, agree not to assert adequacy of money damages as a defense, and agree that such remedy shall be cumulative, not exclusive, and in addition to any other available remedies.

9.12 Cash Management. All cash held by the Company or any Subsidiary in accounts located outside the United States shall be maintained by the Company or such Subsidiary at and after the time of Closing. All cash held by either the Company or Seller in accounts located in the United States shall, at Closing, be retained by Seller. Seller agrees that any and all cash, whether in currency, check or wire form, and all other property received by Seller after the Closing Date (excluding tax refunds) and related to the business of the Company shall be for the account of Buyer, and Seller shall deliver all such cash to Buyer with a written accounting thereof.

9.13 Further Assurances. After the Closing Date, each party shall execute and deliver such further certificates, agreements and other documents and take such other actions as may be necessary or appropriate to consummate or implement the transactions contemplated hereby or to evidence such transactions.

9.14 Employment. After Closing, Buyer shall not be obligated to continue to employ, or cause the Company to continue to employ all or any of its employees, or to continue to provide them with comparable benefits; provided however, that Buyer shall cause the Company to honor all applicable benefit plan obligations, and Buyer acknowledges that it and the Company have the sole responsibility and obligation for any actions taken on or after the Closing Date to terminate or modify the employment of any employee of the Company, and Buyer will hold Seller harmless from any claims or obligations with respect thereto. At Buyer’s request, Company agrees to use reasonable efforts to facilitate the continued employment of key employees and officers of the Company after the Closing.

10. Miscellaneous.

10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon personal delivery, facsimile transmission (with written or facsimile confirmation of receipt), addressed to the parties at the following addresses:

If to Seller: VioQuest Pharmaceuticals, Inc. 180 Mt. Airy Road, Suite 102 Basking Ridge, NJ 07920 Attention: Chief Executive Officer Facsimile: (908) 766-4455	With copy to: Maslon Edelman Borman & Brand, LLP 90 South Seventh Street, Suite 3300 Minneapolis, MN 55402-4140 Attention: Christopher J. Melsha Facsimile: (612) 642-8343
If to Buyer: Mr. Xumu Zhang 28 Meadowlark Drive Plainsboro, NJ 08536 Facsimile: 732-445-6312

With copy to:

Tim Ryan
The Trout Group
740 Broadway
New York, NY 10003
Facsimile: (646) 378-2901

and

Carter Ledyard & Milburn LLP
2 Wall Street
New York, NY 10005
Attention: Alan J. Bernstein
Facsimile: (212) 732-3232

10.2 Expenses. Except as otherwise specifically provided in this Agreement, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

10.3 Integration. This Agreement and the Exhibits, Schedules, documents, instruments and other agreements between the parties hereto that are referred to herein constitute the entire agreement among the parties with respect to the specific subject matter set forth herein or therein and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof or thereof, including, without limitation, any term sheets or letters of intent.

10.4 Assignment. No party hereto shall assign or transfer or permit the assignment or transfer of this Agreement without the prior written consent of the other party; provided, however, that a change in control of Seller shall not be deemed an assignment hereof.

10.5 Severability. Any portion or provision of the Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions or provisions hereof in such jurisdiction or, to the extent permitted by law, rendering that or any other portion or provision of the Agreement invalid, illegal or unenforceable in any other jurisdiction.

10.6 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New Jersey, without regard to its rules of conflicts of law.

10.7 No Third-Party Beneficiaries. Except as provided in Section 9 as to Indemnified Parties, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

10.8 Facsimile Signatures. Signatures to this Agreement received by a party via facsimile shall be deemed to be original signatures for all purposes.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Stock Purchase & Sale Agreement as of the day and year first above written.

VioQuest Pharmaceuticals, Inc.

By:	/s/ Daniel E. Greenleaf
Daniel E. Greenleaf
President & Chief Executive Officer

Chiral Quest Acquisition Corp.

By:	/s/ Xumu Zhang
Xumu Zhang
Its: Chairman

Appendix B

FORM OF
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
VIOQUEST PHARMACEUTICALS, INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

It is hereby certified that:

l.     VioQuest Pharmaceuticals, Inc., is a corporation formed under the laws of the State of Delaware, and its Certificate of Incorporation was filed in the office of the Secretary of State on October 14, 2005, as amended.

2.     The Certificate of Incorporation is hereby amended by deleting the text of Article 4 in its entirety and replacing it with the following:

4. Number of Shares.

A.     The corporation is authorized to issue two classes of stock designated "Common Stock" and "Preferred Stock," respectively. The total number of shares of Common Stock authorized to be issued is 150,000,000, and each such share will have a par value of $0.001. The total number of shares of Preferred Stock authorized to be issued is 10,000,000, and each such share will have a par value of $0.001.

B.     Effective 12:01 a.m. on          , 2007 (the "Effective Time") every [       ] shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time ("Old Common Stock") shall automatically be combined, without any action on the part of the holder thereof, into one (1) share of fully paid and nonassessable Common Stock of the Corporation ("New Common Stock"), subject to the treatment of fractional shares interests described below.

C.     Following the Effective Time, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder's certificate(s) representing Old Common Stock (whether one or more, "Old Certificates") for cancellation pursuant to procedures adopted by the Corporation, a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, "New Certificates") into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates and, where applicable, cash in lieu of fractional shares, as provided below.

D.     No fractional shares of Common Stock of the Corporation shall be issued. No shareholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. A holder of Old Certificates at the Effective Time who would otherwise be entitled to a fraction of a share of New Common Stock shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the shareholder would otherwise be entitled multiplied by the last reported per share sale price of the Common Stock on the day immediately prior to the Effective Time, as reported on the Over-the-Counter Bulletin Board (or if such price is not available, then such other price as determined by the Board of Directors).

B-1

E.     The Preferred Stock may be divided into, and may be issued from time to time in one or more series. The Board of Directors of the Corporation (“Board”) is authorized from time to time to establish and designate any such series of Preferred Stock, to fix and determine the variations in the relative rights, preferences, privileges and restrictions as between and among such series and any other class of capital stock of the Corporation and any series thereof, and to fix or alter the number of shares comprising any such series and the designation thereof. The authority of the Board from time to time with respect to each such series shall include, but not be limited to, determination of the following:

(i)        The designation of the series;

(ii)       The number of shares of the series and (except where otherwise provided in the creation of the series) any subsequent increase or decrease therein;

(iii)      The dividends, if any, for shares of the series and the rates, conditions, times and relative preferences thereof;

(iv)      The redemption rights, if any, and price or prices for shares of the series;

(v)       The terms and amounts of any sinking fund provided for the purchase or redemption of the series;

(vi)      The relative rights of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(vii)     Whether the shares of the series shall be convertible into shares of any other class or series of shares of the Corporation, and, if so, the specification of such other class or series, the conversion prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

(viii)    The voting rights, if any, of the holders of such series; and

(ix)      Such other designations, powers, preference and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof.

3.     This amendment to the Certificate of Incorporation has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

The undersigned is signing this certificate on ______________, 2007.

Daniel Greenleaf
President and Chief Executive Officer

B-2

Appendix C

VIOQUEST PHARMACEUTICALS, INC.

2003 Stock Option Plan
(as amended through February 26, 2007)

1.     Purpose. The purpose of the 2003 Stock Option Plan (the “Plan”) of VioQuest Pharmaceuticals, Inc. (f/k/a Chiral Quest, Inc., the “Company”) is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, directors and consultants. Incentives may consist of opportunities to purchase or receive shares of Common Stock, $0.001 par value, of the Company (“Common Stock”), monetary payments or both on terms determined under this Plan.

2.     Administration.

2.1     The Plan shall be administered by a committee of the Board of Directors of the Company (the “Committee”). The Committee shall consist of not less than two directors of the Company who shall be appointed from time to time by the board of directors of the Company. Each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), and an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee shall have complete authority to determine all provisions of all Incentives awarded under the Plan (as consistent with the terms of the Plan), to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentives granted under the Plan. The Committee will also have the authority under the Plan to amend or modify the terms of any outstanding Incentives in any manner; provided, however, that the amended or modified terms are permitted by the Plan as then in effect and that any recipient on an Incentive adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive, however, whether pursuant to this Section 2 or any other provisions of the Plan, will be deemed to be a re-grant of such Incentive for purposes of this Plan. If at any time there is no Committee, then for purposes of the Plan the term “Committee” shall mean the Company’s Board of Directors.

2.2     In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, reverse stock split of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other similar change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected participant, amend or modify the vesting criteria of any outstanding Incentive that is based in whole or in part on the financial performance of the Company (or any subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

3.     Eligible Participants. Employees of the Company or its subsidiaries (including officers and employees of the Company or its subsidiaries), directors and consultants, advisors or other independent contractors who provide services to the Company or its subsidiaries (including members of the Company’s scientific advisory board) shall become eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

4.     Types of Incentives. Incentives under the Plan may be granted in any one or a reverse stock split of the following forms: (a) incentive stock options and non-statutory stock options (Section 6); (b) stock appreciation rights (“SARs”) (Section 7); (c) stock awards (Section 8); (d) restricted stock (Section 8); and (e) performance shares (Section 9).

5.     Shares Subject to the Plan.

5.1.     Number of Shares. Subject to adjustment as provided in Section 11.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 7,500,000 shares of Common Stock. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentives will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

5.2.     Cancellation. To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of an SAR pursuant to Section 7.4, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related option. In the event that a stock option or SAR granted hereunder expires or is terminated or canceled unexercised or unvested as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options, SARs or otherwise. In the event that shares of Common Stock are issued as restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either as restricted stock, pursuant to stock awards or otherwise. The Committee may also determine to cancel, and agree to the cancellation of, stock options in order to make a participant eligible for the grant of a stock option at a lower price than the option to be canceled.

6.     Stock Options. A stock option is a right to purchase shares of Common Stock from the Company. The Committee may designate whether an option is to be considered an incentive stock option or a non-statutory stock option. To the extent that any incentive stock option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such incentive stock option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a non-statutory stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1.     Price. The option price per share shall be determined by the Committee, subject to adjustment under Section 11.6.

6.2.     Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 11.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises a SAR if any SAR is granted in conjunction with or related to the stock option. No individual may receive options to purchase more than 900,000 shares in any year.

6.3.     Duration and Time for Exercise. Subject to earlier termination as provided in Section 11.4, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the foregoing and with the approval of the Committee, all or any part of the shares of Common Stock with respect to which the right to purchase has accrued may be purchased by the Company at the time of such accrual or at any time or times thereafter during the term of the option.

6.4.     Manner of Exercise. Subject to the conditions contained in this Plan and in the agreement with the recipient evidencing such option, a stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The exercise price shall be payable (a) in United States dollars upon exercise of the option and may be paid by cash; uncertified or certified check; bank draft; (b) at the discretion of the Committee, by delivery of shares of Common Stock that are already owned by the participant in payment of all or any part of the exercise price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; or (c) at the discretion of the Committee, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. The shares of Common Stock delivered by the participant pursuant to Section 6.4(b) must have been held by the participant for a period of not less than six months prior to the exercise of the option, unless otherwise determined by the Committee. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such stock options as to which there is a record date preceding the date the participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

6.5.     Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

(a)     The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company) shall not exceed $100,000. The determination will be made by taking incentive stock options into account in the order in which they were granted.

(b)     Any Incentive Stock Option certificate authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

(c)     All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by board of directors or the date this Plan was approved by the Company’s shareholders.

(d)     Unless sooner exercised, all Incentive Stock Options shall expire no later than 10 years after the date of grant. No Incentive Stock Option may be exercisable after ten (10) years from its date of grant (five (5) years from its date of grant if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

(e)     The exercise price for Incentive Stock Options shall be not less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option; provided that the exercise price shall be 110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company.

7.     Stock Appreciation Rights. An SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any reverse stock split thereof, the amount of which is determined pursuant to the formula set forth in Section 7.4. An SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

7.1.     Number; Exercise Price. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 11.6. In the case of an SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option. The exercise price of an SAR will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

7.2.     Duration. Subject to earlier termination as provided in Section 11.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates, is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR.

7.3.     Exercise. An SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.4.

7.4.     Payment. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the Exchange Act), the number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:

(a)     the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to a stock option, the exercise price of the shares of Common Stock under the stock option or (2) in the case of an SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 11.6); by

(b)     the Fair Market Value of a share of Common Stock on the exercise date.

In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

8.     Stock Awards and Restricted Stock. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefore, as additional compensation for services to the Company. The participant receiving a stock award will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a participant as a stock award under this Section 8 upon the participant becoming the holder of record of such shares. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price determined by the Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant, which restrictions and conditions may be determined by the Committee as long as such restrictions and conditions are not inconsistent with the terms of the Plan. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

8.1.     Number of Shares. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock shall be determined by the Committee.

8.2.     Sale Price. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold or granted to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

8.3.     Restrictions. All shares of restricted stock transferred or sold hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

(a)     a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

(b)     a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a participant) resell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment or consulting engagement during any period in which such shares are subject to restrictions; or

(c)     such other conditions or restrictions as the Committee may deem advisable.

8.4.     Escrow. In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 2003 Stock Option Plan of VioQuest Pharmaceuticals, Inc., (the “Company”), and an agreement entered into between the registered owner and the Company. A copy of the 2003 Stock Option Plan and the agreement is on file in the office of the secretary of the Company.

8.5.     End of Restrictions. Subject to Section 11.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir.

8.6.     Shareholder. Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently. Unless the Committee determines otherwise in its sole discretion, any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the restrictions set forth above will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the participant consents to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

9.     Performance Shares. A performance share consists of an award which shall be paid in shares of Common Stock, as described below. The grant of a performance share shall be subject to such terms and conditions as the Committee deems appropriate, including the following:

9.1.     Performance Objectives. Each performance share will be subject to performance objectives for the Company or one of its operating units to be achieved by the participant before the end of a specified period. The number of performance shares granted shall be determined by the Committee and may be subject to such terms and conditions, as the Committee shall determine. If the performance objectives are achieved, each participant will be paid in shares of Common Stock or cash as determined by the Committee. If such objectives are not met, each grant of performance shares may provide for lesser payments in accordance with formulas established in the award.

9.2.     Not Shareholder. The grant of performance shares to a participant shall not create any rights in such participant as a shareholder of the Company, until the payment of shares of Common Stock with respect to an award.

9.3.     No Adjustments. No adjustment shall be made in performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established.

9.4.     Expiration of Performance Share. If any participant’s employment or consulting engagement with the Company is terminated for any reason other than normal retirement, death or disability prior to the achievement of the participant’s stated performance objectives, all the participant’s rights on the performance shares shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment or consulting by reason of death, disability, or normal retirement, the Committee, in its own discretion may determine what portions, if any, of the performance shares should be paid to the participant.

10.     Change of Control.

10.1     Change in Control. For purposes of this Section 10, a “Change in Control” of the Company will mean the following:
(a)     the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

(b)     the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c)     any person becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 20% or more, but not 50% or more, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuing Directors (as defined below), or (ii) 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuing Directors); provided that a traditional institution or venture capital financing transaction shall be excluded from this definition;

(d)     a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) 50% or more, but less than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuing Directors, or (ii) less than 50% of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuing Directors); or

(e)     after the date the Company’s securities are first sold in a registered public offering, the Continuing Directors cease for any reason to constitute at least a majority of the Board.

10.2     Continuing Directors. For purposes of this Section 10, “Continuing Directors” of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Continuing Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

10.3     Acceleration of Incentives. Without limiting the authority of the Committee under the Plan, if a Change in Control of the Company occurs whereby the acquiring entity or successor to the Company does not assume the Incentives or replace them with substantially equivalent incentive awards, then, unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Incentive at the time of grant, then as of the date of the Change of Control (a) all outstanding options and SARs will vest and will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such options or SARs have been granted remains in the employ or service of the Company or any subsidiary of the Company or any acquiring entity or successor to the Company; (b) the restrictions on all shares of restricted stock awards shall lapse immediately; and (c) all performance shares shall be deemed to be met and payment made immediately.

10.4     Cash Payment for Options. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an option at the time of grant or at any time after the grant of an option, and without the consent of any participant affected thereby, may determine that:

(a)     some or all participants holding outstanding options will receive, with respect to some or all of the shares of Common Stock subject to such options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such options; and

(b)     any options as to which, as of the effective date of any such Change in Control, the Fair Market Value of the shares of Common Stock subject to such options is less than or equal to the exercise price per share of such options, shall terminate as of the effective date of any such Change in Control.

If the Committee makes a determination as set forth in subparagraph (a) of this Section 10.4, then as of the effective date of any such Change in Control of the Company such options will terminate as to such shares and the participants formerly holding such options will only have the right to receive such cash payment(s). If the Committee makes a determination as set forth in subparagraph (b) of this Section 10.4, then as of the effective date of any such Change in Control of the Company such options will terminate, become void and expire as to all unexercised shares of Common Stock subject to such options on such date, and the participants formerly holding such options will have no further rights with respect to such options.

11.     General.

11.1.     Effective Date. The Plan will become effective upon approval by the Company’s board of directors.

11.2.     Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the shareholders of the Company.

11.3.     Non-transferability of Incentives. Except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive, unless approved by the Committee, no stock option, SAR, restricted stock or performance award may be transferred, pledged or assigned by the holder thereof, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, and the Company shall not be required to recognize any attempted assignment of such rights by any participant. During a participant’s lifetime, an Incentive may be exercised only by him or her or by his or her guardian or legal representative.

11.4.     Effect of Termination or Death. In the event that a participant ceases to be an employee of or consultant to the Company, or the participants other service with the Company is terminated, for any reason, including death, any Incentives may be exercised or shall expire at such times as may be determined by the Committee in its sole discretion in the agreement evidencing an Incentive. Notwithstanding the other provisions of this Section 10.4, upon a participant’s termination of employment or other service with the Company and all subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause options and SARs (or any part thereof) then held by such participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards, Performance Shares and Stock Awards then held by such participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Incentive may remain exercisable or continue to vest beyond its expiration date. Any Incentive Stock Option that remains unexercised more than one (1) year following termination of employment by reason of death or disability or more than three (3) months following termination for any reason other than death or disability will thereafter be deemed to be a Non-Statutory Stock Option.

11.5.     Additional Conditions. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to any Incentives granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

11.6.     Adjustment. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to restrictions, options, or achievement of performance share objectives, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, reclassification, stock dividend, stock split, reverse stock split of shares or other similar change in the corporate structure of the Company or shares of the Company, the exercise price of an outstanding Incentive and the number of shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievements of performance shares, shall be adjusted in proportion to the change in outstanding shares of Common Stock in order to prevent dilution or enlargement of the rights of the participants. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

11.7.     Incentive Plans and Agreements. Except in the case of stock awards or cash awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options.

11.8.     Withholding.

(a)     The Company shall have the right to (i) withhold and deduct from any payments made under the Plan or from future wages of the participant (or from other amounts that may be due and owing to the participant from the Company or a subsidiary of the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all foreign, federal, state and local withholding and employment-related tax requirements attributable to an Incentive, or (ii) require the participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR, the participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold from the distribution shares of Common Stock having a value up to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b)     Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

(c)     If a participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act, then an Election is subject to the following additional restrictions:

(1)     No Election shall be effective for a Tax Date which occurs within six months of the grant or exercise of the award, except that this limitation shall not apply in the event death or disability of the participant occurs prior to the expiration of the six-month period.

(2)     The Election must be made either six months prior to the Tax Date or must be made during a period beginning on the third business day following the date of release for publication of the Company’s quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

11.9.     No Continued Employment, Engagement or Right to Corporate Assets. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

11.10.     Deferral Permitted. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive. Payment may be deferred at the option of the participant if provided in the Incentive.

11.11.     Amendment of the Plan. The Board may amend, suspend or discontinue the Plan at any time; provided, however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or Nasdaq or similar regulatory body. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive without the consent of the affected participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Section 11.6 of the Plan.

11.12.     Definition of Fair Market Value. For purposes of this Plan, the “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee or the board of directors of the Company determines in good faith in the exercise of its reasonable discretion to be 100% of the fair market value of such a share as of the date in question; provided, however, that notwithstanding the foregoing, if such shares are listed on a U.S. securities exchange or are quoted on the Nasdaq National Market System or Nasdaq SmallCap Stock Market (“Nasdaq”), then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange or Nasdaq on the applicable date. If such U.S. securities exchange or Nasdaq is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange or Nasdaq.

11.13     Breach of Confidentiality, Assignment of Inventions, or Non-Compete Agreements. Notwithstanding anything in the Plan to the contrary, in the event that a participant materially breaches the terms of any confidentiality, assignment of inventions, or non-compete agreement entered into with the Company or any subsidiary of the Company, whether such breach occurs before or after termination of such participant’s employment or other service with the Company or any subsidiary, the Committee in its sole discretion may immediately terminate all rights of the participant under the Plan and any agreements evidencing an Incentive then held by the participant without notice of any kind.

11.13     Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

11.14     Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the participants in the Plan.

VIOQUEST PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 24, 2007
10:00 a.m. (EDT)

Somerset Hills Hotel
200 Liberty Corner Road
Warren, New Jersey 07059

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 24, 2007.

If no choice is specified, the proxy will be voted “FOR” Proposals 1, 2, 3, 4 and 5.

The undersigned, a stockholder of VioQuest Pharmaceuticals, Inc., hereby appoints Daniel E. Greenleaf and Brian Lenz, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Stockholders of VioQuest Pharmaceuticals, Inc. to be held on May 24, 2007 at 10:00 a.m. (EDT) at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey 07059, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the Annual Meeting of Stockholders.

There are three ways to vote your Proxy

Your telephone or Internet vote authorized the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE - TOLL FREE - 1-800-560-1965 - QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 23, 2007.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET - http://www.eproxy.com/vqph/ -- QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 23, 2007.
•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to VioQuest Pharmaceuticals, Inc., c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, plead do not mail your Proxy Card
Please detach here

The Board of Directors Recommends a Vote FOR Proposals 1, 2, 3, 4 and 5.

1. Election of directors:	01 Vincent M. Aita 02 Daniel E. Greenleaf 03 Johnson Y. N. Lau	04 Stephen C. Rocamboli 05 Michael Weiser	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right).

2. To approve the sale of the Company’s wholly-owned subsidiary, Chiral Quest, Inc., as described in the accompanying proxy statement;	☐For ☐Against ☐Abstain

3. To authorize an amendment to the Company’s Certificate of Incorporation in order to effect a reverse stock split of no more than 1-for-10;	☐For ☐Against ☐Abstain

4. To ratify and approve an amendment to the Company’s 2003 Stock Option Plan, as amended;	☐For ☐Against ☐Abstain

5. To ratify the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for fiscal year 2007; and	☐For ☐Against ☐Abstain

6. To transact any other business as may properly come before the Annual Meeting or any adjournments thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL DESCRIBED ABOVE.

Address Change? Mark Box    ☐  Indicate changes below:                    Date: ________________________, 2007

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing proxy.